Exhibit 10.1

SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 23, 2017 (this “Amendment”), is by and among Commercial Metals Company, a Delaware corporation (the “Company”), CMC International Finance S.à r.l., a company organized and existing under the laws of Luxembourg as a société à responsabilité limitée (the “Foreign Borrower”) (the Company, together with the Foreign Borrower, collectively, the “Borrowers”), the lending institutions party hereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders party to that certain Credit Agreement, dated as of June 26, 2014 (as amended, supplemented, and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the lending institutions party thereto (the “Lenders”) and the Administrative Agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement as set forth on Annex I.

WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement to (i) remove Unicredit Bank AG, New York Branch, Deutsche Bank AG New York Branch and TD Bank, N.A. as lenders under the Credit Agreement (collectively, the “Exiting Lenders”), (ii) add Capital One, National Association and Fifth Third Bank as Lenders (collectively, the “New Lenders”) and (iii) make certain revisions to the terms and conditions of the Credit Agreement as specifically set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, the Lenders (including, as applicable, the New Lenders) and the Administrative Agent hereby agree as follows:

§1.    Amendment to Credit Agreement. The Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended in its entirety and replaced with the document attached hereto as Annex I.

§2.    Amendment to Delete Schedule 2.01 and Restate Schedules 5.05 and 5.13 to Credit Agreement. Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced with the documents attached hereto as Schedules 2.01(a) and 2.01(b) to Annex II and Schedules 5.05 and 5.13 to the Credit Agreement are hereby amended in their entirety and replaced with the documents attached hereto as Schedules 5.05 and 5.13 to Annex II.

§3.    Amendment to Restate Exhibits A, C-1, C-2 and E and add Exhibits C-3, I, J and K to Credit Agreement. Exhibits A, C-1, C-2, and E to the Credit Agreement are hereby amended in their entirety and replaced with the documents attached hereto as Exhibits A, C-1, C-2, and E to Annex II. Exhibits C-3, I, J and K are hereby added to the Credit Agreement in the form of Exhibits C -3, I, J and K to Annex II

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 1

§4.    Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

(a)    the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrowers, each Guarantor, the Lenders, and for purposes of Section 6 only, the Exiting Lenders;

(b)    the Administrative Agent shall have received a (i) Corporate Secretary’s Certificate of the Company, containing current Organization Documents and a certified resolution of the Company authorizing the execution, delivery and performance of this Amendment and the Amendment Notes (defined below), and (ii) Manager’s Certificate of the Foreign Borrower, containing current Organization Documents and a certified resolution of the Foreign Borrower authorizing the execution, delivery and performance of this Amendment;

(c)    the Administrative Agent shall have received favorable opinions of counsel to the Company (including an in-house counsel opinion and an opinion of Haynes & Boone LLP) covering the matters set forth in Sections 5(c), (d) and (e) hereof and such other matters as reasonably requested by the Administrative Agent and its legal counsel;

(d)    the Administrative Agent shall have received fully-executed (i) Revolving Credit Notes executed by the Company and the Foreign Borrower for each New Lender in the amount of each such New Lender’s Revolving Credit Commitment, and (ii) Term Notes executed by the Company payable to the order of each Term Lender in the amount of such Term Lender’s Term Commitment, as established hereby (collectively, the “Amendment Notes”);

(e)    the Administrative Agent shall have received an amendment to the Domestic Guaranty executed by all parties thereto, in form and substance satisfactory to the Administrative Agent and its counsel;

(f)    the Administrative Agent shall have received for its benefit and for the benefit of each Lender (other than the Exiting Lenders) the fees in immediately available funds as agreed upon by the Borrowers, the Arranger, the Administrative Agent and the Lenders;

(g)    each Exiting Lender shall have received payment in full in immediately available funds for all amounts due it under the Credit Agreement and the other Loan Documents;

(h)    the Administrative Agent shall have received, in form and substance reasonably acceptable to it, all incumbency certificates, certificates of no default, and such other certificates and documents as reasonably requested by the Administrative Agent;

(i)    the Administrative Agent shall have received all invoiced out of pocket fees and expenses due and owing in connection with this Amendment;

(j)    the Borrowers shall have paid all reasonable invoiced fees and expenses of the Administrative Agent’s counsel, Winstead PC; and

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 2

(k)    the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

§5.    Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and the Lenders (other than the Exiting Lenders) as follows:

(a)    the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that a representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date, and except that the representations contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement, respectively;

(b)    no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c)    (i) the Borrowers have full power and authority to execute and deliver this Amendment and the Borrowers have full power and authority to execute and deliver the Amendment Notes and (ii) this Amendment and the Amendment Notes have been duly executed and delivered by the Company and the Foreign Borrower, as the case may be, and (iii) this Amendment, the Credit Agreement, as amended hereby, and the Amendment Notes constitute the legal, valid and binding obligations of the Company and the Foreign Borrower, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(d)    neither the execution, delivery and performance of this Amendment, the Amendment Notes, or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or conflict with any Organization Documents of either Borrower, or any indenture, agreement or other instrument to which either Borrower or any of its property is subject; and

(e)    no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by either Borrower of this Amendment or the Amendment Notes, as the case may be, or (ii) the acknowledgement by any Guarantor of this Amendment.

§6.    Exiting Lenders. Upon satisfaction of the conditions of effectiveness set forth in Section 4 of this Amendment, each of Unicredit Bank AG, New York Branch, Deutsche Bank AG New York Branch and The Toronto-Dominion Bank, New York Branch shall no longer (a) be a Lender under the Credit Agreement or (b) have any rights, remedies or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement or termination of any Revolving Credit Commitments thereunder.

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 3

§7.    Purchase/Sale by Lenders. Simultaneously with the satisfaction of the conditions to effectiveness set forth in Section 4 of this Amendment, each Revolving Credit Lender shall purchase or sell (as the case may be), without recourse, an amount of the Revolving Credit Loans outstanding such that, after giving effect to this Amendment, the amount of each such Lender’s Revolving Credit Commitment utilized and the amount of Revolving Loans owed to each such Lender will be equal to its Applicable Revolving Credit Percentage thereof after giving effect to this Amendment. Pursuant to Section 11.06(b)(iii) of the Credit Agreement, the Borrowers hereby consent to the assignments to the New Lenders provided for herein. The Borrowers shall pay each Revolving Credit Lender compensation for any losses pursuant to Section 3.05 of the Credit Agreement as a result of any purchases or sales.

§8.    New Lender Representations and Agreements. Each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Sections 11.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to the consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Second Amendment Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Loans and either it, or the Person exercising discretion in making its decision to acquire such Loans, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to become a Lender under the Credit Agreement and to purchase such Loans, and (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement and to purchase the Loans; and (b) agrees that (i) it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

§9.    No Other Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the Borrowers, or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 4

§10.    Guarantor’s Acknowledgment. By signing below, each (a) Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrowers of this Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived or modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty, and (b) Domestic Guarantor acknowledges and agrees that its Guaranty also covers the full amount of the Term Loans as established by this Amendment.

§11.    Reference to the Credit Agreement.

(a)    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby. This Amendment shall be a Loan Document.

(b)    The Credit Agreement, as modified herein, shall remain in full force and effect and is hereby ratified and confirmed.

§12.    Costs, Expenses and Taxes. The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

§13.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

§14.    Governing Law; Binding Effect. This Amendment shall be deemed to be a contract made under and governed by and continued in accordance with the internal laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 5

§15.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

§16.    ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – Page 6

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

COMMERCIAL METALS COMPANY, as Borrower

By:	/s/ Paul Lawrence
Name:	Paul Lawrence
Title:	Treasure and Vice President, Financial Planning and Analysis

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

CMC INTERNATIONAL FINANCE, S.Á R.L., as Borrower

By:	/s/ William M. Gooding
Name:	William M. Gooding
Title:	Class B Manager

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maria A. McClain
Name:	Maria A. McClain
Title:	Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as Lender, L/C Issuer and Swingline Lender

By:	/s/ Scott Blackman
Name:	Scott Blackman
Title:	Senior Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

CITIBANK, N.A.,
as Lender and L/C Issuer

By:	/s/ Christopher Hartzell
Name:	Christopher Hartzell
Title:	Director

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Mitsoo Iravani
Name:	Mitsoo Iravani
Title:	Senior Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

ACKNOWLEDGED AND AGREED BY EXITING LENDER FOR PURPOSES OF SECTION 6 HEREOF ONLY;

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title:	Director

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

COMPASS BANK

By:	/s/ Mark Haddad
Name:	Mark Haddad
Title:	Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph McElhinny
Name:	Joseph McElhinny
Title:	Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

COŐPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:	/s/ Paul Moisselin
Name:	Paul Moisselin
Title:	Vice President

By:	/s/ Chan K. Park
Name:	Chan K. Park
Title:	Managing Director

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Sarah Bryson
Name:	Sarah Bryson
Title:	Senior Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

BMO HARRIS BANK N.A.

By:	/s/ Jason Deegan
Name:	Jason Deegan
Title:	Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

SANTANDER BANK, N.A.

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Executive Director

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

FIFTH THIRD BANK

By:	/s/ Christopher Mosley
Name:	Christopher Mosley
Title:	Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Malcolm Ferrell
Name:	Malcolm Ferrell
Title:	Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jonathan F. Lindvall
Name:	Jonathan F. Lindvall
Title:	Senior Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

ACKNOWLEDGED AND AGREED BY EXITING LENDER FOR PURPOSES OF SECTION 6 HEREOF ONLY;

UNICREDIT BANK AG, NEW YORK BRANCH

By:	/s/ Douglas Riahi
Name:	Douglas Riahi
Title:	Managing Director

By:	/s/ Eleni Athanasatos
Name:	Eleni Athanasatos
Title:	Associate Director

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

ACKNOWLEDGED AND AGREED BY EXITING LENDER FOR PURPOSES OF SECTION 6 HEREOF ONLY;

TD BANK, N.A.

By:	/s/ Jason Siewert
Name:	Jason Siewert
Title:	Senior Vice President

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

ACKNOWLEDGED AND AGREED:

COMMERCIAL METALS COMPANY

By:	/s/ Paul Lawrence
	Name:	Paul Lawrence
	Title:	Treasurer and Vice President
Financial Planning and Analysis

STRUCTURAL METALS, INC.
C M C STEEL FABRICATORS, INC.
SMI STEEL LLC
OWEN ELECTRIC STEEL COMPANY OF
SOUTH CAROLINA
SMI-OWEN STEEL COMPANY, INC.
OWEN INDUSTRIAL PRODUCTS, INC.

By:	/s/ Paul Lawrence
	Name:	Paul Lawrence
	Title:	Treasurer

CMC GH, LLC

By:	/s/ Paul Lawrence
	Name:	Paul Lawrence
	Title:	Treasurer and Vice President
Financial Planning and Analysis

CMC POLAND SP. Z O.O.

By:	/s/ Jerzy Kozicz
	Name:	Jerzy Kozicz
	Title:	President of the Management Board

By:	/s/ Tomasz Flak
	Name:	Tomasz Flak
	Title:	Member of the Management Board

Signature Page to Second Amendment to Fourth Amended and Restated Credit Agreement

ANNEX I

Annex I

[See Attached]

Published CUSIP Number: 201725AC2

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 26, 2014

among

COMMERCIAL METALS COMPANY

and

CMC INTERNATIONAL FINANCE S.à R.L.

(formerly CMCLUX, S.à R.L.),

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and a

L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

CITIBANK, N.A.,

and

PNC BANK, NATIONAL ASSOCIATION,

as

Co-Syndication Agents

BBVA COMPASS,

COŐPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

BRANCH BANKING AND TRUST COMPANY,

and

SANTANDER BANK, N.A.

as

Co-Documentation Agents

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

PNC BANK, NATIONAL ASSOCIATION,

and

CITIBANK, N.A.,

as

Joint Lead Arrangers and Joint Book Runners

i

SCHEDULES

1.01(a)	Applicable Designee
1.01(b)	Existing Letters of Credit
2.01(a)	Commitments and Applicable Percentages
2.01(b)	Letter of Credit Commitments
5.05	Material Indebtedness
5.12(d)	Pension Plans
5.13	Subsidiaries; Other Equity Investments
5.17	Identification Numbers for Foreign Borrower
6.17	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Company Revolving Credit Note
C-2	Foreign Borrower Revolving Credit Note
C-3	Company Term Note
D	Compliance Certificate
E	Assignment and Assumption
F-1	Domestic Guaranty
F-2	Foreign Guaranty
G	Security Agreement
H-1	Form of U.S. Tax Compliance Certificate
H-2	Form of U.S. Tax Compliance Certificate
H-3	Form of U.S. Tax Compliance Certificate
H-4	Form of U.S. Tax Compliance Certificate
I	Form of Secured Party Designation Notice
J	Form of Notice of Loan Prepayment
K	Form of Letter of Credit Report

v

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of June 26, 2014 among COMMERCIAL METALS COMPANY, a Delaware corporation (the “Company”), CMC INTERNATIONAL FINANCE S.à R.L. (formerly CMCLUX, S.à r.l.) having its registered office at 33, rue de Puits Romain, L-8070 Bertrange, Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-161680 and having a corporate capital of USD 29,090.88, a company organized and existing under the laws of Luxembourg as a société à responsabilité limitée (the “Foreign Borrower”), (the Company together with the Foreign Borrower, collectively the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

The Borrowers, certain of the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of December 27, 2011 (as heretofore amended and as in effect on the date of this Agreement, the “Existing Credit Agreement”). The parties hereto desire to amend and restate the Existing Credit Agreement as hereafter set forth.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Trade Documents and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form provided by the Administrative Agent or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Revolving Credit Commitments and Term Commitments of all the Lenders. As of the Second Amendment Closing Date, the Aggregate Commitments are $500,000,000.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 11.19.

“Alternative Currency” means in respect of (a) a Borrowing by the Company or Letters of Credit, each of Australian Dollars, Canadian Dollars, Yen, Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.06 and (b) a Borrowing by the Foreign Borrower, each of Australian Dollars, Canadian Dollars, Yen, Euro and Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and all other laws, rules, and regulations of any jurisdiction applicable to either Borrower and their respective Affiliates concerning or relating to bribery or corruption.

“Applicable Designee” means any Affiliate of a Lender (including the Swing Line Lender) designated thereby from time to time by written notice to and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) to lend all or any portion of such Lenders’ Applicable Percentage of Borrowings under this Agreement; provided that no such designation shall relieve such Lender from its obligations to provide any portion of a Borrowing required to be provided by such Lender hereunder. Schedule 1.01(a) sets forth the Applicable Designee of each Lender as of the Closing Date.

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.20.

“Applicable Law” means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and determinations of arbitrators applicable to such Person and (b) in respect of contracts made or performed in the State of Texas, “Applicable Law” shall also mean the Laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the Laws of the State of Texas, including, without limitation, Chapter 303 of the Texas Finance Code, as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree pursuant to Texas Finance Code Section 346.004 that the provisions of Chapter 346 of the Texas Finance Code, shall not apply to Loans, the Letters of Credit, this Agreement, the Notes or any other Loan Document.

“Applicable Percentage” means (a) in respect of the Term Facility with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) at any time during the Availability Period in respect of such Facility, such Lender’s Term Commitment at such time after giving effect to the Second Amendment, subject to adjustment as provided in Section 2.16, and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender, at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.16. If the Commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of each Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility after giving effect to the Second Amendment is set forth opposite the name of such Lender on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in any documentation executed by such Lender pursuant to Section 2.14, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Applicable Rate
Pricing Level	Debt Ratings S&P/Moody’s	Commitment Fee	Eurocurrency Rate	Base Rate	Performance Letters of Credit
			Non-Performance Letters of Credit
			Daily Floating LIBOR Rate
1	≥ BBB / Baa2	0.200%	1.000%	0.000%	0.650%
2	BBB- / Baa3	0.250%	1.250%	0.250%	0.825%
3	BB+ / Ba1	0.300%	1.500%	0.500%	1.000%
4	BB / Ba2	0.350%	1.750%	0.750%	1.200%
5	< BB /Ba2	0.400%	2.000%	1.000%	1.400%

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Company’s non-credit-enhanced, senior unsecured long-term debt (collectively, the “Debt Ratings”); provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Company has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (d) if the Company does not have any Debt Rating, Pricing Level 5 shall apply.

Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, on the date of such public announcement and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Term Loan Percentage” means, with respect to any Term Lender at any time, such Term Lender’s Applicable Percentage in respect of the Term Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to either the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders, and (c) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation, to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Second Amendment Closing Date), Wells Fargo Bank, National Association, PNC Bank, National Association and Citibank, N.A., each in their capacity as a joint lead arranger and joint book manager.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended August 31, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Australian Dollars” means the lawful money of Australia.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means (a) in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the Revolving Credit Commitment of each Revolving Credit Lender and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of the Term Facility, the period from and including the Second Amendment Closing Date to the earliest of (i) March 23, 2018, (ii) the date of termination of the Term Commitments pursuant to Section 2.06, and (iii) the date of termination of the Term Commitment pursuant to Section 8.02.

“Available Basket Amount” means, as at any date of determination, the sum of (a) $150,000,000 plus (b) 50% of Consolidated Net Income for the period commencing on September 1, 2013 and ending on the last day of the most recently ended fiscal quarter plus (c) 100% of the aggregate Net Proceeds received by the Company after the Closing Date from the issue or sale of Equity Interests of the Company or any of its Subsidiaries.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate plus 1.00%, subject to any interest floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Base Rate due to a change in the Federal Funds Rate, the prime rate announced by Bank of America or the Eurocurrency Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars and shall be made to the Company and not to the Foreign Borrower.

“Borrower” means either the Company or the Foreign Borrower and “Borrowers” means collectively the Company and the Foreign Borrower.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“CAM” means the “collection allocation mechanism” given effect by the CAM Exchange.

“CAM Exchange” means the exchange of each Lender’s interests provided for in Section 10.01.

“CAM Exchange Date” means the date on which (a) there shall occur any Event of Default described in Section 8.01(f) or (g) with respect to any Loan Party or (b) an acceleration of the maturity of the Loans pursuant to Section 8.02 shall occur.

“CAM Exchange Party” means, as of the CAM Exchange Date, any Person that is a Lender.

“CAM Percentage” means, as to each Lender a fraction, expressed as a decimal to 10 decimal places, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender, and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders. For purposes of computing any CAM Percentage, all Designated Obligations which shall be denominated in an Alternative Currency shall, for purposes of this calculation, be deemed converted into Dollars at the Spot Rate in effect on the CAM Exchange Date.

“Canadian Dollars” means the lawful money of Canada.

“Capital Lease” means, as of any date, any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

“Capitalized Rentals” means, for any Person and as of any date of any determination, the amount at which the aggregate Rentals due and to become due under all Capital Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

“Cash and Cash Equivalents” means (a) cash, (b) marketable obligations issued or unconditionally guaranteed by the U.S. Government or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition (and investments in mutual funds investing primarily in those obligations); (c) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (d) commercial paper and similar obligations rated “P-1” or “P-2” by Moody’s; or “A-1” or “A-2” by S&P; (e) readily marketable tax-free municipal bonds of a domestic issuer rated “Aaa” by Moody’s, or “AAA” by S&P, and maturing within one year from the date of issuance (and investments in mutual funds investing primarily in those bonds); (f) money market mutual funds or similar obligations rated Aaa by Moody’s or AAA by S&P; and (g) demand deposit accounts maintained in the ordinary course of business; provided that if any of the ratings issued by Moody’s and S&P with respect to the items set forth in clauses (e) and (f) are not equivalent and so long as the ratings do not differ by more than two levels, then the applicable rating for purposes of this definition shall be the higher of the two.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent or directly to an L/C Issuer, for the benefit of one or more of the L/C Issuers or the Swing Line Lender (as applicable) or the Lenders as collateral for L/C Obligations, the Obligations in respect of Swing Line Loans or obligations of the Revolving Credit Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the applicable L/C Issuer, and/or (c) if the Administrative Agent and the applicable L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer or Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lock box, account reconciliation and reporting services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that (a) at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary of a Loan Party, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or any Subsidiary of a Loan Party, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination; and, provided, further however, that if any Cash Management Bank ceases to be a Lender, then only such obligations, if any, that are owed to such Person and are secured by the Collateral at the time such Person ceases to be a Lender shall be deemed to be secured by the Collateral following such time.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Voting Shares of such Person; or

(b)    during any period of 12 consecutive calendar months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“CMC Steel Oklahoma” means CMC Steel Oklahoma, LLC, a Delaware limited liability company, and wholly-owned Subsidiary of the Borrower.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, all of the personal property of the Company, any Domestic Guarantor or any other Person in which the Administrative Agent is granted a Lien under any Security Instrument as security for all or any portion of the Secured Obligations.

“Collateral Event” means the occurrence of any of the following: (a) both (i) the S&P Debt Rating is BB+ or lower and (ii) the Moody’s Debt Rating is Ba1 or lower, (b) both (i) the S&P Debt Rating is BB or higher and (ii) the Moody’s Debt Rating is Ba1 or lower, (c) both (i) the S&P Debt Rating is BB+ or lower and (ii) the Moody’s Debt Rating is Ba2 or higher, or (d) the Company has neither an S&P Debt Rating nor a Moody’s Debt Rating; provided that for purposes of determining whether a Collateral Event shall have occurred, if, for any reason only one of either the S&P Debt Rating or the Moody’s Debt Rating is available, the Collateral Event shall occur if (x) the available Debt Rating is S&P, the S&P Debt Rating is BBB- or lower or (y) the available Debt Rating is Moody’s, the Moody’s Debt Rating is Baa3 or lower.

“Collateral Reinstatement Event” means the occurrence of a Collateral Event after the occurrence of a Collateral Release Event.

“Collateral Release Event” means satisfaction of any of the following conditions: (a) either (i) both (A) the S&P Debt Rating is BBB- or higher and (B) the Moody’s Debt Rating is Baa3 or higher, (ii) both (A) the S&P Debt Rating is BB+ and (B) the Moody’s Debt Rating is Baa3 or higher or (iii) both (A) the S&P Debt Rating is BBB- or higher and (B) the Moody’s Debt Rating is Ba1 (provided that for purposes of determining whether a Collateral Release Event shall have occurred as a result of this clause (a), if, for any reason only one of either the S&P Debt Rating or the Moody’s Debt Rating is available, the Collateral Release Event shall occur for purposes of this clause (a) if (x) the available Debt Rating is S&P, the S&P Debt Rating is BBB or higher or (y) the available Debt Rating is Moody’s, the Moody’s Debt Rating is Baa2 or higher), (b) no Default exists and (c) the Administrative Agent’s receipt of a certificate from the Company’s chief financial officer or treasurer certifying to the foregoing.

“Collateral Release Period” means each period commencing with the occurrence of a Collateral Release Event and continuing until the occurrence of the next Collateral Reinstatement Event, if any, immediately following such Collateral Release Event.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Facilities” means any credit facility, liquidity facility or other financing arrangement (other than this Agreement and any Permitted Receivables Financing) pursuant to which the Company or any of its Subsidiaries may be advanced funds, provided that (a) each such facility or arrangement is a committed facility, (b) there are no restrictions on the use of proceeds of each such facility or arrangement and (c) the maturity date of each such facility or arrangement is at least 30 days beyond the maturity date of the 2017 Notes and the 2018 Notes.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Revolving Credit or Term Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form acceptable to the Administrative Agent in its sole discretion (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Assets” means the net book value of all assets of the Company and its consolidated Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means Consolidated Net Income plus, without duplication and to the extent deducted in determining Consolidated Net Income, (a) interest expense, (b) income taxes, and (c) depreciation and amortization expense, which will include any non-recurring, non-cash write-offs, impairments, or other charges on any asset that otherwise in the normal course would have been depreciated or amortized over its useful life including any write-off of goodwill, in each case of the Company and its Subsidiaries and computed on a consolidated basis and in accordance with GAAP.

“Consolidated Funded Debt” means all Funded Debt of the Company and its consolidated Subsidiaries, determined on a consolidated basis and eliminating intercompany items.

“Consolidated Interest Expense” means interest expense of the Company and its consolidated Subsidiaries, computed on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the Company and its consolidated Subsidiaries computed on a consolidated basis in accordance with GAAP, the net income of the Company and its Subsidiaries.

“Consolidated Net Sales” means, for any period, for the Company and its consolidated Subsidiaries computed on a consolidated basis in accordance with GAAP and in substantially the same manner as used in the preparation of the Audited Financial Statements, net sales of the Company and its Subsidiaries as stated in the income statement of the Company and its consolidated Subsidiaries.

“Consolidated Net Worth” means the total shareholders’ equity of the Company and its consolidated Subsidiaries, calculated in accordance with GAAP and reflected on the most recent balance sheet of the Company.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily Floating LIBOR Rate” means, for any day, a fluctuating rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on such day for Dollar deposits with a term equivalent to one (1) month. If such rate is not available at such time for any reason, then the Daily Floating LIBOR Rate shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars in same day funds in the approximate amount of the Swing Line Loan being made by the Swing Line Lender and with a term equivalent to one (1) month would be offered by the Swing Line Lender’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) on such day. Notwithstanding the foregoing, the Daily Floating LIBOR Rate on any day that is not a Business Day shall be the Daily Floating LIBOR Rate determined on the immediately preceding Business Day. Each change in the Daily Floating LIBOR Rate shall be effective, without notice to the Borrower or any other Person, upon the effective date of such change. Notwithstanding anything above to the contrary, if the Daily Floating LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes this Agreement.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate”

“Debt to Capitalization Ratio” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Debt as of such date to (b) Total Capitalization as of such date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees and Eurocurrency Rate Loans, an interest rate equal to the lesser of (i) the Highest Lawful Rate and (ii)(A) the Base Rate plus (B) the Applicable Rate, if any, applicable to Base Rate Loans plus (C) 2% per annum; (b) when used with respect to a Eurocurrency Rate Loan, a rate equal to the lesser of (i) the Highest Lawful Rate and (ii)(A) the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus (B) 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the lesser of (i) the Highest Lawful Rate and (ii) the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or

has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority. so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Lender” has the meaning specified in Section 2.18.

“Designated Obligations” means all Obligations of the Loan Parties in respect of (a) accrued and unpaid (i) principal of and interest on the Loans, (ii) Letter of Credit Fees and (iii) commitment fees, and (b) all Unreimbursed Amounts (including the amounts of any funded L/C Advances) and interest thereon, in each case whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, including any securitization, transfer or encumbrance of any accounts receivable.

“Disqualifying Event” has the meaning specified in the definition of “Eligible Currency”.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Guarantors” means collectively, the Company and each Domestic Subsidiary that is identified as a “Domestic Guarantor” on Schedule 5.13 or that becomes a party to the Domestic Guaranty, whether pursuant to Section 6.14 or otherwise.

“Domestic Guaranty” means that certain guaranty agreement made by the Domestic Guarantors in favor of the Administrative Agent and the Secured Parties pursuant to which the Domestic Guarantors Guarantee the Secured Obligations, substantially in the form of Exhibit F-1.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States and is not otherwise a Foreign Subsidiary.

“Domestic Swing Line Loan” has the meaning specified in Section 2.04(a).

“Domestic Swing Line Sublimit” means the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility. The Domestic Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Drawing Notice” has the meaning specified in Section 2.03(c)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, has the result that, in the reasonable opinion of the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or an L/C Issuer (in the case of any Letter of Credit issued by such L/C Issuer to be denominated in an Alterative Currency), (a) such currency is no longer readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or (d) such currency is no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the applicable Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, insolvency or has been terminated; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means,

(a)    For any Interest Period with respect to any Credit Extension:

(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, on the Rate Determination Date, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)    denominated in Canadian dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)    denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything above to the contrary, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Foreign Subsidiaries” means, collectively, CMC GH Sisak d.o.o., CMC Commercial Metals de Mexico S. de. R.L. de C.V., Steel Products de Mexico S. de C.V., CMC Commercial Metals (Cyprus) Ltd. and CMC GH, Ltd.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.25 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Borrower to any Lender hereunder or under any other Loan Document, provided such Lender shall have complied with Section 3.01(e).

“Existing Letters of Credit” means the Letters of Credit set forth on Schedule 1.01(b).

“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require.

“Facility Office” means the office designated by the applicable Lender through which a Lender will perform its obligations under this Agreement.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day immediately following such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately following Business Day, and (b) if no such rate is so published on such immediately following Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, (a) that certain fee letter agreement dated as of May 29, 2014 among the Company, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (b) that certain fee letter agreement dated as of May 23, 2017 among the Company, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated; provided, for the avoidance of doubt, the fee letter dated May 23, 2017 shall supersede the fee letter dated May 29, 2014 to the extent of any conflict or inconsistency between such fee letters.

“First Amendment” means that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated effective as of December 1, 2015, among the Borrowers, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means December 1, 2015.

“Foreign Borrower” means CMC International Finance S.à r.l., a company organized and existing under the laws of Luxembourg as a société à responsabilité limitée (formerly CMCLUX, S.à r.l.).

“Foreign Borrower Sublimit” means, the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Foreign Borrower Sublimit is a part of, and not in addition to, the Revolving Credit Facility.

“Foreign Guarantor” means CMC Poland Sp. z o.o., a Polish limited liability company, and any successor Person as a result of a change of legal name or conversion of form of legal entity, provided such change or conversion does not under the Laws of Poland result in a change or modification in any manner of the obligations thereof under the Loan Documents.

“Foreign Guaranty” means that certain guaranty agreement made by the Foreign Guarantor in favor of the Administrative Agent and the Secured Parties pursuant to which the Foreign Guarantor Guarantees the Foreign Obligations, substantially in the form of Exhibit F-2.

“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is a resident or organized under the laws of a jurisdiction other than in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Obligor arising under any Loan Document or otherwise with respect to any Loan made to the Foreign Borrower or Letter of Credit issued for the account of the Foreign Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Foreign Obligor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that (a) is organized under the laws of a jurisdiction other than the United States, or a state or political subdivision thereof including the District of Columbia, (b) is a Subsidiary of a Subsidiary described in clause (a) or (c) is organized under the laws of the United States or a state or political subdivision thereof including the District of Columbia that is a disregarded entity for purposes of the Code and all of or substantially all of the assets of which consist of Equity Interest of one or more Subsidiaries described in clause (a) above.

“Foreign Swing Line Loan” has the meaning specified in Section 2.04(a).

“Foreign Swing Line Sublimit” means the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Foreign Swing Line Sublimit is part, and not in addition to, the Revolving Credit Facility.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or cash collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” of any Person means, as of the date of determination and without duplication (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of plant, property and equipment, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Debt of others; provided, however, at such time, if any, that Receivables Facility Attributed Indebtedness of such Person is classified as Indebtedness for borrowed money to be disclosed on a financial statement of such Person pursuant to GAAP, such amount of Receivables Facility Attributed Indebtedness shall, without duplication, be included as Funded Debt of such Person.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means, collectively, the Domestic Guaranty and the Foreign Guaranty.

“Guarantors” means, collectively, the Domestic Guarantors and the Foreign Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited by Article VI or VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VI or VII, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person that is no longer a Lender (or Affiliate of a Lender), (x) such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement, and (y) only such obligations, if any, under such Secured Hedge Agreement as are owed to such Person at the time such Person ceases to be a Lender shall be deemed to be secured by the Collateral hereunder following such time; and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, on each day, if any, that Chapter 303 of the Texas Finance Code, as amended, establishes the Highest Lawful Rate, such rate shall be the weekly ceiling computed in accordance with Section 303.003 of the Texas Finance Code, as amended, for that day.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impacted Loans” has the meaning specified in Section 3.03.

“Increase Effective Date” has the meaning specified in Section 2.14(d).

“Increase Joinder” has the meaning specified in Section 2.14(e).

“Incremental Commitments” means Incremental Revolving Commitments and/or the Incremental Term Commitments.

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.14(a).

“Incremental Term Commitments” has the meaning assigned to such term in Section 2.14(a).

“Incremental Term Loan Maturity Date” has the meaning assigned to such term in Section 2.14(b).

“Incremental Term Loans” means any loans made pursuant to any Incremental Term Commitments.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)    net payment obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    Capital Leases and Synthetic Lease Obligations;

(g)    obligations in respect of Redeemable Stock of such Person;

(h)    Receivables Facility Attributed Indebtedness; and

(i)    all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or similar limited liability entity) in which such Person is a general partner or a joint venturer and for whose Indebtedness such Person is directly or indirectly liable, unless such Indebtedness is expressly made non-recourse to such Person. The net payment obligation under any Swap Contract on any date shall be calculated as of such date as if such Swap Contract was terminated as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding anything above to the contrary, any contingent obligations or any obligations which are not reflected as a debt or payable on any consolidated balance sheet of the Company prepared in accordance with GAAP arising under or in respect of any New Market Tax Credit Transactions in the maximum aggregate principal amount for all such New Market Tax Credit Transactions of Two Hundred Fifty Million ($250,000,000) US Dollars shall not be deemed Indebtedness for purposes of the Loan Documents.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intangible Assets” means as of the date of any determination thereof the total amount of all goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organizational expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid taxes, and supplies, spare parts, and other Tangible Assets which are treated as deferred assets on the books of the Company), the excess of cost of shares acquired over book value of related assets , and such other assets of the Company and its consolidated Subsidiaries as are properly classified as “Intangible Assets” in accordance with GAAP.

“Intercreditor Agreement” means that certain Intercreditor Agreement between Wells Fargo Bank, N.A., in its capacity as administrative agent pursuant to the Purchase Agreement (defined therein), and the Administrative Agent.

“Interest Coverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the then-most recently concluded period of four consecutive fiscal quarters.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan and Swing Line Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or a Swing Line Loan, the last Business Day of each March, June, September and December, with the first such date being the last Business Day of June, 2014, and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Facility for purposes of this definition).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice; provided that:

(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately following Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.19.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 11.19.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America, Citibank, N.A. and up to two (2) additional Lenders approved in writing by the Company and Administrative Agent (such approval not to be unreasonably withheld or delayed) and consented to by any such Lender, provided that no Lender may be required to be an L/C Issuer without such Lender’s consent in such Lender’s sole discretion, in their respective capacities as issuers of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. An L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of an L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Credit Extension, L/C Borrowing or L/C Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The L/C Obligations of (a) any Lender at any time shall be its Applicable Revolving Credit Percentage of the total L/C Obligations at such time, and (b) any particular L/C Issuer at any time shall mean the L/C Obligations allocable to Letters of Credit issued by such L/C Issuer.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement, and their successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.

“Lending Office” means, as to the Administrative Agent, any L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit (including any Performance Letter of Credit) issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time generally in use by any L/C Issuer.

“Letter of Credit Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01(b), or if an L/C Issuer has entered into an Assignment and Assumption, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Report” means a certificate substantially in the form of Exhibit K or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Quoted Currency” means each of the following currencies: Dollars, Euro, Sterling and Yen, in each case so long as there is a published LIBOR Rate with respect thereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, for the Company and its Subsidiaries, as of any date, (a) the sum of (i) the Aggregate Commitments, (ii) unrestricted Cash and Cash Equivalents as of such date plus (iii) availability as of such date under Permitted Receivable Financings of the Borrowers and the Securitizing Subsidiaries existing on the Closing Date, and refinancings thereof, plus (iv) availability as of such date under Committed Facilities, minus (b) the Total Outstandings.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Credit Loan, Term Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, the Guaranties, each Security Instrument, each Committed Loan Notice, each Issuer Document, the Fee Letter, the Intercreditor Agreement, and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, and all other documents executed and delivered by any Loan Party to the Administrative Agent, any L/C Issuer or any Lender in connection herewith (but specifically excluding any Secured Hedge Agreement, Secured Cash Management Agreement or Secured Trade Document).

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Mandatory Cost” means, with respect to a Eurocurrency Rate Loan lent from a Lending Office in the United Kingdom or a Participating Member State, any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Facility Office by any Governmental Authority.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Company or the Company and its Subsidiaries taken as a whole or as to any Material Subsidiary (excluding any Excluded Foreign Subsidiary); (b) a material impairment of the ability of any Loan Party to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

“Material Subsidiary” means:

(a)    with respect to Domestic Subsidiaries, those Subsidiaries of the Company identified to the Administrative Agent in writing that on an individual basis (calculated on a stand-alone basis, without giving effect to Consolidated Net Sales or consolidated total assets (determined in accordance with GAAP), in each case, attributable to the Subsidiaries of such identified Subsidiary) represent (x) more than three percent (3%) of the Consolidated Net Sales of the Company and its Domestic Subsidiaries for the four consecutive fiscal quarters most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01 or (y) more than three percent (3%) the consolidated total assets of the Company and its Domestic Subsidiaries (determined in accordance with GAAP, as of the end of the fiscal quarter or fiscal year, as applicable, most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01; provided that (i) any Domestic Subsidiary that has a Subsidiary that is a Material Subsidiary shall itself constitute a Material Subsidiary, and (ii) in the event that the Domestic Subsidiaries that are Material Subsidiaries (after giving effect to clause (i) of this proviso and any other designation pursuant to this clause (ii) of this proviso, but excluding any Receivables Financing Subsidiary which is a Domestic Subsidiary), when combined with the Company (on a standalone basis), at any time represent less than ninety percent (90%) of (x) the Consolidated Net Sales of the Company and its Domestic Subsidiaries (calculated solely for the Company and its Domestic Subsidiaries, but excluding any Receivables Financing Subsidiary which is a Domestic Subsidiary) for the four consecutive fiscal quarters most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01 or (y) the consolidated total assets (determined in accordance with GAAP) of the Company and its Domestic Subsidiaries (excluding any Receivables Financing Subsidiary which is a Domestic Subsidiary for this calculation) as of the end of the fiscal quarter or fiscal year, as applicable, most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01, the Company shall designate additional Domestic Subsidiaries as Material Subsidiaries in accordance with Section 2.17 so that the thresholds in this proviso shall have been satisfied; and

(b)    with respect to Foreign Subsidiaries, the Foreign Borrower, and any other Foreign Subsidiary identified to the Administrative Agent in writing that on an individual basis (calculated on a stand-alone basis, without giving effect to Consolidated Net Sales or consolidated total assets (determined in accordance with GAAP), in each case, attributable to the Subsidiaries of such identified Subsidiary) represent (x) more than three percent (3%) of the Consolidated Net Sales of the Company and its Foreign Subsidiaries for the four consecutive fiscal quarters most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01 or (y) more than three percent (3%) of the consolidated total assets of the Company and its Foreign Subsidiaries (determined in accordance with GAAP) as of the end of the fiscal quarter or fiscal year, as applicable, most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01; provided that any Foreign Subsidiary that has a Subsidiary that is a Material Subsidiary shall itself constitute a Material Subsidiary.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the earliest of (i) June 23, 2022, (ii) the date of termination of the Revolving Credit Facility pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of any L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02, and (b) with respect to the Term Facility, the earliest of (i) June 23, 2022, (ii) the date of the termination of the Term Facility pursuant to Section 2.06 and (iii) the date of termination of the commitment of each Term Lender to make Term Loans pursuant to Section 8.02; provided, however, that in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of any L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions on behalf of participants who are or were formerly employed by any of them.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means the aggregate cash proceeds received by any Person in respect of a sale or other disposition of property by such Person (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such disposition), net of direct costs relating to such disposition, including, without limitation, legal accounting and investment banking fees, and sales commissions as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions or tax sharing arrangements with respect to such disposition, and amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the property or properties that were the subject of such disposition, or required to be paid as a result of such disposition, and any reserve for adjustment in respect of the sale price of such property or properties established in accordance with GAAP.

“New Markets Tax Credit Transactions” means collectively, (a) the New Markets Tax Credit Program (the “NMTCP”) enacted under the Community Renewal Tax Relief Act of 2000 and incorporated as Section 45D of the Code, as amended, and more specifically (subject to clause (y) in the last sentence of the definition hereof), the NMTCP utilized by the Loan Parties and CMC Steel Oklahoma in the development of its steel micro-mill facility in Durant, Oklahoma (the “Oklahoma Manufacturing Facility”) and (b) the “New Markets Tax Credit Agreements” which means, collectively, (i) the Loan Agreements under the NMTCP between CMC Steel Oklahoma and the NMTCP lenders party thereto providing funding for the development of the Oklahoma Manufacturing Facility, including, without limitation, the loans from (a) REI Subsidiary CDE 6, LLC, an Oklahoma limited liability company, in the principal amount of $14,550,000, (b) USBCDE Sub-CDE 143, LLC, a Missouri limited liability company, in the principal amount of $4,500,000, (c) MRC XVI, LLC, an Iowa limited liability company, in the principal amount of $11,000,000 and (d) NNMF Sub-CDE XXX LLC, a California limited liability company, in the principal amount of $20,685,000; and (ii) any and all ancillary agreements associated with, or referenced in, the New Markets Tax Credit Transactions. New Markets Tax Credit Transactions shall also mean and include (x) additional tranches under the NMTCP related to the Oklahoma Manufacturing Facility, which terms are substantially the same as the New Markets Tax Credit Agreements and ancillary agreements associated therewith entered into as of December 24, 2015 and (y) irrespective of facility or location, additional tranches under the NMTCP and ancillary agreements associated therewith, which terms are substantially similar in nature to New Markets Tax Credit Agreements.

“1995 Indenture” means that certain indenture, dated as of July 31, 1995, by and between the Company, as issuer, and The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank).

“New Lenders” has the meaning specified in Section 2.14(d).

“NMTCP” has the meaning set forth in the definition of “New Markets Tax Credit Transactions”.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that has been approved by Required Lenders but that requires the consent of such Lender to become effective.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Performance Letter of Credit” means any standby Letter of Credit which is not a Performance Letter of Credit.

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Affiliate of a Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all costs and expenses incurred in connection with the enforcement and collection of the foregoing, including the fees, charges and disbursement of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that the Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oklahoma Manufacturing Facility” has the meaning set forth in the definition of “New Markets Tax Credit Transactions”.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery,

performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans, Term Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Credit Loans, Term Loans or Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with usual and customary banking industry rules on interbank compensation; and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans or Multiemployer Plans, as applicable, and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Performance Letter of Credit” means any standby Letter of Credit issued to support contractual obligations for supply, service or construction contracts, including bid, performance, advance payment, warranty, retention, availability and defects liability obligations.

“Permitted Acquisition” means any non-hostile acquisition by the Company or any of its Subsidiaries in the form of an acquisition of any Person or all or substantially all of the business or a line of business of any Person (whether by the acquisition of all of the Equity Interests of such Person, all or substantially all assets of such Person or any combination thereof) if such acquisition meets all of the following requirements:

(a)    the Person or business to be acquired, upon its acquisition, shall be (or be a part of) a Subsidiary in a line of business permitted under Section 7.06 and if such Person is a Domestic Subsidiary that is a Material Subsidiary, such Person shall comply with Section 6.14(b) within the timeframe provided therein;

(b)    if such transaction is a merger or consolidation such transaction shall comply with Section 7.04;

(c)    if the aggregate consideration for such acquisition exceeds $50,000,000, evidence reasonably satisfactory to the Administrative Agent of compliance on a pro forma basis (both immediately prior to consummation of such acquisition and immediately after giving effect thereto and any Indebtedness incurred, assumed and/or repaid in connection therewith) with Sections 7.10, 7.11 and 7.12; and

(d)    no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such acquisition and any Indebtedness incurred or assumed in connection therewith.

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which it sells, conveys or contributes to capital or otherwise transfers (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest in) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing and any deposit account or securities account into which collections in respect of the foregoing may be deposited (collectively, the “Related Assets”), all of which such sales, conveyances, contributions to capital or transfers shall be made by the transferor for fair value as reasonably determined by the Company (calculated in a manner typical for such transactions including a fair market discount from the face value of such Receivables) (a) to a trust, partnership, corporation or other Person (other than the Company or any Subsidiary (other than any Receivables Financing Subsidiary)), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (b) directly to one or more investors or other purchasers (other than any Borrower or any Subsidiary), it being understood that a Permitted Receivables Financing may involve (i) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to any Receivables Financing Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Indebtedness incurred by the Receivables Financing Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Receivables Financing, and (ii) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that any such transactions shall provide for recourse to any Subsidiary (other than any Receivables Financing Subsidiary) or any Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of breaches of representations and warranties relating to the Receivables, dilution of the Receivables, customary indemnities and other customary securitization undertakings in the jurisdiction relevant to such transactions.

The “amount” or “principal amount” of any Permitted Receivables Financing shall be deemed at any time to be (1) the aggregate principal or stated amount of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time, or (2) in the case of any Permitted Receivables Financing in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer (other than any Receivables Financing Subsidiary) in connection with its purchase of Receivables less the amount of collections received by the Company or any Subsidiary in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, lease of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).

“Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase transaction.

“Receivables Financing Subsidiary” means CMC Receivables, Inc. and any other Subsidiary of the Company which is the transferee of Receivables in connection with, and the borrower under, a Permitted Receivables Financing.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Redeemable Stock” means any Equity Interests of the Company or any of its Subsidiaries which prior to September 23, 2022 are or may be (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness.

“Refinancing Indebtedness” means with respect to any particular outstanding Indebtedness (the “Refinanced Indebtedness”) any Indebtedness the proceeds of which are used to refinance, refund, renew or extend such Refinanced Indebtedness; provided that (i) the amount of such refinancing, refunding, renewing or extending Indebtedness does not exceed the outstanding amount of the Refinanced Indebtedness except by an amount equal to a reasonable premium or other reasonable amount paid, and reasonable fees and expenses incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life thereof shall not be prior to or shorter than that of the Refinanced Indebtedness, (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Refinanced Indebtedness and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the interest rates then prevailing in the applicable market for similar Indebtedness for Persons of similar credit quality and (iv) such refinancing, refunding, renewing or extending Indebtedness shall not constitute an obligation of any Subsidiary that shall not have been an obligor in respect of such Refinanced Indebtedness, and shall not constitute an obligation of the Company if the Company shall not have been an obligor in respect of such Refinanced Indebtedness and, in each case, shall constitute an obligation of such Subsidiary or of the Company only to the extent of their obligations in respect of such Refinanced Indebtedness.

“Register” has the meaning specified in Section 11.06(c).

“Related Assets” has the meaning specified in the definition of “Permitted Receivables Financing”.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Rentals” means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Material Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Material Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans or Term Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or an L/C Issuer, as the case may be, making such determination.

“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposure. The Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Credit Lenders at any time; provided that, the amount of any participation in Swing Line Loans and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Revolving Credit Lender or an L/C Issuer, as the case may be, making such determination.

“Required Term Lenders” means, at any time, Term Lenders holding more than 50% of the Total Term Credit Exposure on such date. The Total Term Credit Exposure held by any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, chief operating officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certification and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Company or any Subsidiary, or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means:

(a)    with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency or a Foreign Swing Line Loan, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, (iii) such periodic intervals as the Administrative Agent shall determine or the Swing Line Lender or the Required Lenders shall require and (iv) such other times as the Administrative Agent shall reasonably deem necessary in connection with the administration of this Agreement; and

(b)    with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of the Existing Letters of Credit, the Closing Date, (v) such periodic intervals as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require and (vi) such other times as the Administrative Agent shall reasonably deem necessary in connection with the administration of this Agreement.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Credit Commitment of all of the Revolving Credit Lenders on the Second Amendment Closing Date is $350,000,000.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, (a) at any time prior to the last day of the Availability Period in respect of the Revolving Credit Facility, any Lender that has a Revolving Credit Commitment at such time and (b) at any time thereafter, any Lender that holds Revolving Credit Loans or participations in L/C Obligations or Swing Line Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Revolving Credit Note” means (i) a promissory note made by the Company in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-1 and (ii) a promissory note made by the Foreign Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in, a country that is subject to a sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn /index.html, or as otherwise published from time to time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Fourth Amended and Restated Credit Agreement, dated effective as of June 23, 2017, among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Second Amendment Closing Date” means June 23, 2017.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into at any time by and between any Loan Party (or any Affiliate of a Loan Party) and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract not prohibited under Article VI or VII that is entered into at any time by and between any Loan Party (or any Affiliate of a Loan Party) and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Designated Lenders, the Hedge Banks, the Cash Management Banks, Trade Banks, each L/C Issuer, the Indemnitees, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Person the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Instruments.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit I.

“Secured Trade Documents” means any Trade Document entered into at any time by and between any Loan Party (or any Affiliate of a Loan Party) and any Trade Bank.

“Securitizing Subsidiaries” means, collectively, AHT, Inc., CMC Cometals Processing, Inc., C M C Steel Fabricators, Inc., SMI-Owen Steel Company, Inc., SMI Steel LLC and Structural Metals, Inc.

“Security Agreement” means the Security Agreement dated as of the date hereof by the Company and the Domestic Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G.

“Security Instruments” means, collectively, the Security Agreement and all other agreements (including joinder agreements, control agreements (if any), supplements, collateral assignments and similar agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, any Subsidiary or other Person shall grant or convey to the Administrative Agent (for the benefit of the Secured Parties) a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Secured Obligations or any other obligation under any Loan Document.

“Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.25).

“Spot Rate” for a currency means the rate determined by the Administrative Agent, the Swing Line Lender with notice thereof to the Administrative Agent or the applicable L/C Issuer with notice thereof to the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent, the Swing Line Lender or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Swing Line Lender or the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in case of any Swing Line Loan or Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Stock Redemptions”, in respect of any Person, means any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of Equity Interests of such Person (specifically including, without limitation, a treasury stock purchase), unless such Equity Interests shall be redeemed or acquired through the exchange of such Equity Interests with Equity Interests of the same class or options or warrants to purchase such Equity Interests.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America (or its Applicable Designee) in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Swing Line Sublimit” means the total of the Domestic Swing Line Sublimit and the Foreign Swing Line Sublimit.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET 2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Term Commitment of all of the Terms Lenders on the Second Amendment Closing Date is $150,000,000.

“Term Facility” means, at any time, (a) after the Second Amendment Closing Date and on or prior to the Term Loan Funding Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means, at any time on or after the Second Amendment Closing Date and on or prior to the Term Loan Funding Date, any Lender that has a Term Commitment at such time and (b) at any time thereafter, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Loan Funding Date” has the meaning specified in Section 2.01(b).

“Term Note” means a promissory note made by the Company in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-3.

“Total Capitalization” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Worth as of such date and (b) Consolidated Funded Debt as of such date.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Total Outstandings of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Exposure” means, at any time, the total of all Lenders’ Revolving Credit Exposure at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Term Credit Exposure” means, as to any Term Lender at any time, the Outstanding Amount of all Term Loans of such Term Lender at such time.

“Trade Bank” means any Lender or any Affiliate of a Lender who prior to or on or after the Closing Date issued Trade Documents; even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender; provided in the case of a Trade Document issued by a Person who is no longer a Lender (or Affiliate of a Lender), (x) such Person shall be considered a Trade Bank only through the stated termination or expiration date (without extension or renewal) of such Trade Document, and (y) only such obligations, if any, under such Trade Document as are owed to such Person at the time such Person ceases to be a Lender shall be deemed to be secured by the Collateral hereunder following such time, and provided further that for any of the foregoing to be included as a “Secured Trade Document” on any date of determination by the Administrative Agent, the applicable Trade Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Trade Documents” means any commercial letters of credit, trade letters of credit, documentary letters of credit (excluding Letters of Credit issued hereunder), bankers’ acceptances, bank guarantees, standby letters of credit, supply chain finance and other trade related products (and any applications, agreements and documents related thereto) issued by any Trade Bank for the account or benefit of the Company or any direct or indirect wholly-owned Subsidiary of the Company for use in the Company’s or such wholly-owned Subsidiary’s trading business.

“2017 Notes” means those certain 6.50% Notes of the Company due July 15, 2017 issued pursuant to the 1995 Indenture.

“2018 Notes” means those certain 7.35% Notes of the Company due August 15, 2018 issued pursuant to the 1995 Indenture.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code of Texas or, where applicable to specific collateral, any other relevant state.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Voting Shares” of any Person means any class or classes of Equity Interests having ordinary voting power for the election of directors or other governing body of such Person, other than Equity Interests having such power only by reason of the happening of a contingency.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” means the lawful currency of Japan.

1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits

and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term a, any, each of, all, and/or, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any one or all) parties constituting a Borrower, individually and/or in the aggregate.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section and Article headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except (i) for changes in the method of inventory accounting prepared in conformity with GAAP and (ii) as otherwise specifically prescribed herein.

(b)    Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, (x) any operating lease in existence prior to any change in the treatment of such lease pursuant to GAAP shall continue to be treated as an operating lease for all purposes of this Agreement, notwithstanding any change in GAAP related thereto, unless the parties shall enter into a mutually acceptable amendment addressing such changes, as provided for above, and (y) any operating lease entered into after a change in GAAP resulting in the treatment of operating leases as Indebtedness, shall be treated as Indebtedness for the purpose of this Agreement.

(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04    Rounding. Any financial ratios required to be maintained by the Company or any Subsidiary pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Exchange Rates; Currency Equivalents.

(a)    The Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer (as the case may be).

(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan, Foreign Swing Line Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as the case may be.

(c)    The Administrative Agent does not warrant, not accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

1.06    Additional Alternative Currencies.

(a)    The Company may from time to time request that Eurocurrency Rate Loans, and/or Foreign Swing Line Loans, and/or Letters of Credit be issued, in a currency other than those specifically listed in the definition of “Alternative Currency” or, in the case of Foreign Swing Line Loans, listed in Section 2.04(a); provided that (i) such requested currency is an Eligible Currency and (ii) such requested currency shall only be treated as a “LIBOR Quoted Currency” to the extent there is a LIBOR Rate for such currency published by Bloomberg (or other commercially available source providing such quotations) at such time. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the written approval of the Administrative Agent and all the Lenders; in the case of any such request with respect to the making of Foreign Swing Line Loans, such request shall be subject to the written approval of all Lenders and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the written approval of the Administrative Agent and the applicable L/C Issuer that will be issuing Letters of Credit in such currency.

(b)    Any such request shall be made by the Company (i) in the case of any such request pertaining to Eurocurrency Rate Loans, to the Administrative Agent, (ii) in the case of any such request pertaining to Foreign Swing Line Loans, to the Administrative Agent and the Swing Line Lender and

(iii) in the case of any such request pertaining to Letters of Credit, to the Administrative Agent and each L/C Issuer, in each case, not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or earlier date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, or in the case of any such request pertaining to Foreign Swing Line Loans, the Swing Line Lender, in each case, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans or Foreign Swing Line Loans, the Administrative Agent shall promptly notify each Lender thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans), the Swing Line Lender and each Lender (in the case of any such request pertaining to Foreign Swing Line Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or Foreign Swing Line Loans or the issuance of Letters of Credit, as the case may be, in such requested currency. With respect to Letters of Credit, only those L/C Issuers that specifically approve such requested currency shall be obligated to provide Letters of Credit in such currency.

(c)    Any failure by a Lender, the Swing Line Lender or any L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender, the Swing Line Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans or Foreign Swing Line Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Appropriate Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Revolving Credit Borrowings of Eurocurrency Rate Loans; if the Administrative Agent, all the Appropriate Lenders and the Swing Line Lender consent to the making of Foreign Swing Line Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall hereupon be deemed for all purposes to be included in the currencies set forth in Section 2.04(a)(ii) for Swing Line Borrowings by the Foreign Borrower pursuant to Foreign Swing Line Loans requested; and if the Administrative Agent and any L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

1.07    Change of Currency.

(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable) in the United States.

1.09    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    Loans.

(a)    Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make revolving credit loans (each such loan, a “Revolving Credit Loan”) to the Company or, as applicable, to the Foreign Borrower, in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (iii) the Outstanding Amount of all Revolving Credit Loans made to the Foreign Borrower plus the Outstanding Amount of all Foreign Swing Line Loans made to the Foreign Borrower shall not exceed the Foreign Borrower Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein; provided that each Revolving Credit Loan denominated in an Alternative Currency shall be a Eurocurrency Rate Loan.

(b)    Term Loans. Subject to the terms and conditions of this Agreement and the Second Amendment, each Term Lender severally agrees to make a single Term Loan to the Company in Dollars, on any Business Day during the Availability Period for the Term Facility (the date of the funding of such Term Loan being the “Term Loan Funding Date”) in an aggregate amount not in excess of such Term Lender’s Applicable Term Loan Percentage of the Term Facility. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Term Loan Percentage. For the avoidance of doubt, upon the occurrence of the initial Term Borrowing, the Company shall cease to have the right or ability to request any additional Term Borrowing, other than a Term Borrowing made after the effectiveness of any Incremental Term Commitment pursuant to Section 2.14. Any part of the Term Borrowing repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.

2.02    Borrowings, Conversions and Continuations of Revolving Credit and Term Loans.

(a)    Notice of Borrowing. Each Revolving Credit Borrowing and Term Borrowing, each conversion of Revolving Credit and Term Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon irrevocable notice by the Company, or, as applicable, by the Foreign Borrower, to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans made to the applicable Borrower and denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing by the Company or, as applicable, the Foreign Borrower, of Base Rate Loans. Upon receipt of such notice the Administrative Agent shall give prompt notice to the Lenders of such request. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding). Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in an Alternative Currency shall be in a principal amount of the applicable Alternative Currency Equivalent of $5,000,000 or a whole multiple of the applicable Alternative Currency Equivalent of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding). Each Committed Loan Notice shall specify (i) the applicable Facility and whether the Company or, as applicable, the Foreign Borrower, is requesting a Revolving Credit Borrowing, the Term Borrowing, a conversion of Revolving Credit or Term Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Credit or Term Loans to be borrowed, converted or continued, (iv) the Type of Revolving Credit or Term Loans to be borrowed or to which existing Revolving Credit or Term Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Revolving Credit or Term Loans to be borrowed, and (vii) the name of the applicable Borrower. If the Company or, as applicable, the Foreign Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Revolving Credit or Term Loans so requested shall be made in Dollars. If the Company or, as applicable, the Foreign Borrower fails to specify a Type of Revolving Credit or Term Loan in a Committed Loan Notice, then in the case of Loans requested to be made in Dollars to the applicable Borrower, the applicable Revolving Credit or Term Loans shall be made as Base Rate Loans, and in all other cases the applicable Revolving Credit or Term Loans shall be made as Eurocurrency Rate Loans with an Interest Period of one month. If the Company or, as applicable, the Foreign Borrower fails to give a timely notice requesting a conversion or continuation of Eurocurrency Rate Loans, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company or, as applicable, the Foreign Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan

Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Credit or Term Loan may be converted into or continued as a Revolving Credit or Term Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Credit or Term Loan and reborrowed in the other currency.

(b)    Advances. Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Revolving Credit or Term Loans, and if no timely notice of a conversion or continuation is provided by the Company or, as applicable, the Foreign Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Credit or Term Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Revolving Credit Borrowing or Term Borrowing, each Lender shall make the amount of its Revolving Credit or Term Loan available to the Administrative Agent in Same Day Funds in the applicable currency of such Revolving Credit Borrowing or Term Borrowing at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Credit or Term Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction (or waiver in accordance with Section 11.01) of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower, as promptly as reasonably practicable, in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided that if, on the date the Committed Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c)    Eurocurrency Rate Loans. Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in Dollars be converted immediately to Base Rate Loans and any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)    Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall promptly notify the Company or, as applicable, the Foreign Borrower (with a copy of such notice to the Company) and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)    Interest Period. After giving effect to (i) all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type and (ii) all

Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in aggregate in effect with respect to the Revolving Credit Facility and the Term Facility.

(f)    Lending Office. Subject to the second sentence of Section 3.06(a), each Lender may make any Credit Extension to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. In the case of an Affiliate of a Lender, such provisions that would be applicable with respect to Loans actually funded by such Affiliate shall apply to such Affiliate to the same extent as such Lender.

(g)    Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

2.03    Letters of Credit.

(a)    The Letter of Credit Commitment.

(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies applicable to such L/C Issuer for the account of the Company or any of its Subsidiaries (including, without limitation, the Foreign Borrower), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries (including, without limitation, the Foreign Borrower) and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (x) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of all L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of all L/C Obligations in respect of Letters of Credit issued by an L/C Issuer shall not exceed such L/C Issuer’s Letter of Credit Commitment. Each request by the Company or, as applicable, by the Foreign Borrower, for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the ability of the Company and the Foreign Borrower to obtain Letters of Credit shall be fully revolving, and accordingly the Company or, as applicable, the Foreign Borrower, may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)    The L/C Issuer shall not issue a Letter of Credit, if:

(A)    subject to Section 2.03(b)(iii), the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Credit Lenders have approved such expiry date; or

(B)    the expiry date of such Letter of Credit would occur after the Letter of Credit Expiration Date unless all Revolving Credit Lenders shall have approved such expiry date.

(iii)    The L/C Issuer shall not be under any obligation to issue a Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $10,000;

(D)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)    such L/C Issuer does not, as of the issuance date of the requested Letter of Credit, issue Letters of Credit in the requested currency; or

(F)    any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Revolving Credit Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either such Letter of Credit or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers or any of them.

(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company or, as applicable, the Foreign Borrower, delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company and/or the Foreign Borrower, as required by the applicable L/C Issuer. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such shorter period of time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (which details, for avoidance of doubt, shall be required in connection with the issuance of each such Letter of Credit); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may reasonably require. Additionally, the Company or, as applicable, the Foreign Borrower, shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit (or on the Closing Date in the case of the Existing Letters of Credit), each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)    If the Company or, as applicable, the Foreign Borrower, so requests in the applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company or, as applicable, the Foreign Borrower, shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or with respect to an Extended Letter of Credit, the expiry date set forth in such Extended Letter of Credit); provided that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company or, as applicable, the Foreign Borrower, and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(v)    No later than 5 days prior to the last day of each calendar quarter, each L/C Issuer shall provide to the Administrative Agent and the Company separate schedules or invoices for standby Letters of Credit and commercial Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate L/C Obligations outstanding at the time of delivery of such schedules or invoices with respect to Letters of Credit issued by such L/C Issuer, and any information requested by the Company, the Foreign Borrower, as applicable, or the Administrative Agent relating thereto.

(c)    Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall promptly notify (any such notification, a “Drawing Notice”) the Company or, as applicable, the Foreign Borrower (with a copy thereof to the Company), and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company or, as applicable, the Foreign Borrower, shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company or, as applicable, the Foreign Borrower, shall have notified the applicable L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the applicable L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by any L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by any L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company or, as applicable, the Foreign Borrower, shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company or, as applicable, the Foreign Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company or, as applicable, the Foreign Borrower, agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to so reimburse such L/C Issuer of the Letter of Credit by the applicable time specified in the immediately preceding sentence, such L/C Issuer shall promptly notify the Administrative Agent of such failure to reimburse and of the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the Administrative Agent shall promptly notify each Revolving Credit Lender of amount of such Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Company or, as applicable, the Foreign Borrower, shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company or, as applicable, the Foreign Borrower, shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)    Until a Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the applicable L/C Issuer. If any Revolving Credit Lender fails to fund its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c), any principal payment in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against any L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company or, as applicable, the Foreign Borrower, of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)    Repayment of Participations.

(i)    At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company, the Foreign Borrower, as applicable, or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)    If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Obligations Absolute. The obligation of the Company, or the Foreign Borrower, as applicable, to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Company or the Foreign Borrower, as applicable, or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any Subsidiary or any waiver by such L/C Issuer which does not in fact materially prejudice the Company or any Subsidiary;

(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)    any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)    any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company or, as applicable, the Foreign Borrower, shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s or, as applicable, the Foreign Borrower’s, instructions or other irregularity, the Company or, as applicable, the Foreign Borrower, will notify the applicable L/C Issuer as promptly as practicable but in no event later than 2 Business Days following the receipt by a Responsible Officer of a copy of such Letter of Credit or amendment provided by the Administrative Agent or the applicable L/C Issuer. The Company or, as applicable, the Foreign Borrower, shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)    Role of L/C Issuers. Each Lender, the Company and, as applicable, the Foreign Borrower, agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders, or Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company or, as applicable, the Foreign Borrower, hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the applicable

L/C Issuer’s willful misconduct or gross negligence or the applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The applicable L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the applicable L/C Issuer shall not be responsible to the Company for, and such L/C Issuer’s rights and remedies against the Company shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)    Letter of Credit Fees. The Company or, as applicable, the Foreign Borrower, shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.16, with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to (i) for Non-Performance Letters of Credit, the Applicable Rate for Non-Performance Letters of Credit times the Dollar Equivalent of the daily amount then available to be drawn under such Letter of Credit and (ii) for Performance Letters of Credit, the Applicable Rate for Performance Letters of Credit times the Dollar Equivalent of the daily amount then available to be drawn under such Letters of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit (or in the case of the Existing Letters of Credit, after the end of June, 2014), on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Credit Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company or, as applicable, the Foreign Borrower, shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the greater of (A) $250.00 or (B) 1/8 of 1% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit (or in the case of Existing Letters of Credit, after the end of June, 2014), on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company or, as applicable, the Foreign Borrower, shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)    L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i)    reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii)    on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii)    on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv)    on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v)    for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

2.04    Swing Line Loans.

(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, may in its sole discretion to make loans (i) to the Company, in Dollars (each such loan to the Company, a “Domestic Swing Line Loan”) and (ii) to the Foreign Borrower, in Dollars, Euros, Sterling or another Alternative Currency approved for such purpose by the Swing Line Lender pursuant to Section 1.06 (each such Loan to the Foreign Borrower, a “Foreign Swing Line Loan” and collectively with the Domestic Swing Line Loans, the “Swing Line Loans”) from time to time on any Business Day during the Availability Period in respect of the Revolving Credit Facility; provided that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the Revolving Exposure of any Revolving Credit Lender at such time shall not exceed such Lender’s Revolving Credit Commitment, (iii) the Outstanding Amount of the Swing Line Loans shall not exceed the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment, (iv) the Outstanding Amount of Domestic Swing Line Loans shall not exceed the Domestic Swing Line Sublimit, (v) the Outstanding Amount of Foreign Swing Line Loans shall not exceed the Foreign Swing Line Sublimit, and (vi) in the case of a Foreign Swing Line Loan, the Outstanding Amount of all Revolving Credit Loans made to the Foreign Borrower shall not exceed the Foreign Borrower Sublimit, (y) neither the Company nor the Foreign Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine in good faith that it has, or will by such Credit Extension have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company or the Foreign Borrower, as applicable, may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest as set forth in Section 2.08. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)    Borrowing Procedures.

(i)    Domestic Swing Line Loans. Each Swing Line Borrowing of a Domestic Swing Line Loan shall be made upon the Company’s notice to the Swing Line Lender and the Administrative Agent (at the Administrative Agent’s Office with respect to Dollars), which may be given by (A) telephone or (B) by a Swing Line Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $1,000,000 or a whole multiple of $100,000 in excess thereof and (B) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing of Domestic Swing Line Loans (x) directing the Swing Line Lender not to make such Domestic Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (y) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Domestic Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.

(ii)    Foreign Swing Line Loans. Each Swing Line Borrowing of a Foreign Swing Line Loan shall be made upon the Foreign Borrower’s delivery of a written Swing Line Loan Notice, appropriately completed and signed by two Responsible Officers of the Foreign Borrower (delivered at the Administrative Agent’s Office with respect to the requested currency of such Foreign Swing Line Loan). Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. (London time) on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be in a minimum of the Alternative Currency Equivalent of $1,000,000 or a whole multiple of $100,000 in excess thereof, (B) the currency of the Foreign Swing Line Loans to be borrowed, and (C) the requested borrowing date, which shall be a Business Day. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of any Lender) prior to 11:00 a.m. (London time) on the date of the proposed Swing Line Borrowing (1) directing the Swing Line Lender not to make such Foreign Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. (London time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Foreign Swing Line Loan available to the Foreign Borrower

(c)    Refinancing of Swing Line Loans.

(i)    The Swing Line Lender at any time in its sole discretion may request, on behalf of the Company or the Foreign Borrower, as applicable (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make (x) a Base Rate Loan, in respect of Domestic Swing Line Loans and (y) a Eurocurrency Rate Loan, in respect of Foreign Swing Line Loans, in each case in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company or the Foreign Borrower, as applicable, with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) in Dollars if the applicable Swing Line Loan is a Domestic Swing Line Loan or the currency of the applicable Swing Line Loan if the Swing Line Loan is a Foreign Swing Line Loan for the account of the Swing Line Lender at the Administrative Agent’s Office for such payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan or Eurocurrency Rate Loan, as applicable, to the Company or to the Foreign Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans, submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Company, the Foreign Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company or the Foreign Borrower, as applicable, to repay Swing Line Loans, together with interest as provided herein.

(d)    Repayment of Participations.

(i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative

Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company (on behalf of the Foreign Borrower, if applicable) for interest on the Swing Line Loans. Until a Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Lender’s Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)    Payments Directly to Swing Line Lender. The Company or the Foreign Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05    Prepayments.

(a)    Optional.

(i)    Each Borrower may, upon notice from such Borrower to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay its Revolving Credit Loans and Term Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (i) such notice must be in a form acceptable to the Administrative Agent and received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) one Business Day prior to the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of the applicable Alternative Currency Equivalent of $5,000,000 or a whole multiple of the applicable Alternative Currency Equivalent of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid, whether the prepayment is in respect of Revolving Credit Loans or Term Loans, and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment (based on the relevant Facility). The applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied (x) with respect to Revolving Credit Loans, to the Revolving Credit Loans of Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages and (y) with respect to Term Loans, to the installments set forth in Section 2.07(c) in direct order of maturity in accordance with the Applicable Term Loan Percentage of the Term Lenders with respect to the Term Loan.

(ii)    The Company or the Foreign Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than (A) in the case of Domestic Swing Line Loans, 12:00 noon on the date of the prepayment and (B) in the case of Foreign Swing Line Loans, 10:00 a.m. (London time) on the date that is one Business Day prior to the date of such prepayment and (ii) any such prepayment shall be in a minimum principal amount of (A) $100,000, or a whole multiple of $50,000 in excess thereof, in the case of Domestic Swing Line Loans and (B) the applicable Alternative Currency Equivalent of $500,000, in the case of Foreign Swing Line Loans (or in the case of (A) and (B) immediately above, if less, the entire principal amount thereof outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)    Mandatory.

(i)    If the Administrative Agent notifies the Company and the Foreign Borrower at any time that the Total Revolving Credit Outstandings at such time exceed the Revolving Credit Facility, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans (provided that the Foreign Borrower shall repay only those Revolving Credit Loans that are attributable to it), Swing Line Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Revolving Credit Outstandings as of such date of payment or Cash Collateralization to an amount not to exceed 100% of the Revolving Credit Facility; provided, however, that, the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral (but only to the extent that, at such time, the Total Revolving Credit Outstandings exceed the Revolving Credit Facility), request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(ii)    If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Domestic Swing Line Loans that are not Cash Collateralized by the Company at such time exceeds an amount equal to the Domestic Swing Line Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall prepay the Domestic Swing Line Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Domestic Swing Line Sublimit.

(iii)    If the Administrative Agent notifies the Foreign Borrower at any time that the Outstanding Amount of all Foreign Swing Line Loans that are not Cash Collateralized by the Foreign Borrower at such time exceeds an amount equal to the Foreign Swing Line Sublimit then in effect, then, within two Business Days after receipt of such notice, the Foreign Borrower shall prepay the Foreign Swing Line Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Foreign Swing Line Sublimit.

(iv)    If the Administrative Agent notifies the Foreign Borrower at any time that the Outstanding Amount of all Loans made to the Foreign Borrower at such time exceeds an amount equal to the Foreign Borrower Sublimit then in effect, then, within two Business Days after receipt of such notice, the Foreign Borrower shall prepay Loans made to them in an aggregate amount sufficient to reduce such Outstanding Amount of such Loans as of such date of payment to an amount not to exceed 100% of the Maximum Foreign Borrower Sublimit.

2.06    Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate either Facility, or from time to time permanently reduce either Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, and (iv) if, after giving effect to any reduction of the Revolving Credit Facility, the Letter of Credit Sublimit, the Foreign Borrower Sublimit, or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of either Facility. Any reduction of a Facility shall be applied to the Commitment of each Lender according to its Applicable Percentage in respect of such Facility (without giving effect to any adjustments under Section 2.16). All fees accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination. The aggregate Term Commitments shall be automatically and permanently reduced to zero on the earlier of (x) the Term Loan Funding Date and (ii) the last day of the Availability Period for the Term Facility. The aggregate Revolving Credit Commitments shall automatically and permanently reduce to zero on the last day of the Availability Period for the Revolving Credit Facility.

2.07    Repayment of Loans.

(a)    Revolving Credit Loans. Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Facility the aggregate principal amount of Revolving Credit Loans made to such Borrower and outstanding on such date.

(b)    Swing Line Loans. The Company or the Foreign Borrower shall repay each Swing Line Loan made to the Company or the Foreign Borrower on the earlier to occur of (a) the date ten Business Days after such Loan is made and (b) the Maturity Date for the Revolving Facility.

(c)    Term Loans. To the extent not repaid earlier as provided herein, the Company shall repay the Term Loans to the Term Lenders (i) in consecutive quarterly installments in the aggregate principal amount for each quarterly installment equal to (A) the outstanding principal amount of the Term Loans on the Term Loan Funding Date multiplied by (B) 1.25%, commencing on the last Business Day of the Company’s first full fiscal quarter after the Term Loan Funding Date and continuing on the last Business Day of each of the Company’s fiscal quarters thereafter, and (ii) in a final installment in an amount equal to the aggregate principal amount of all Term Loans outstanding on the Maturity Date, in each case subject to adjustment as a result of application of prepayments in accordance with Section 2.05(a).

2.08    Interest and Default Rate.

(a)    Interest. Subject to the provisions of Section 2.08(b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (x) the Highest Lawful Rate and (y) the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Loan denominated in Dollars and made as a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (x) the Highest Lawful Rate and (y) the Base Rate plus the Applicable Rate; (iii) each Domestic Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (x) the Highest Lawful Rate and (y) the Daily Floating LIBOR Rate plus the Applicable Rate and (iv) each Foreign Swing Line Loan shall bear interest at the lesser of (x) the Highest Lawful Rate and (y) the Overnight Rate plus the Applicable Rate for Domestic Swing Line Loans. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b)    Default Rate.

(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    If any amount (other than principal of any Loan) payable by either Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the defaulting Borrower shall pay interest on the principal amount of all outstanding Obligations or Foreign Obligations hereunder, as applicable, attributable to such defaulting Borrower at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest Payment Date. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)    Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder, and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.09    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)    Revolving Credit Facility Commitment Fee. The Company and the Foreign Borrower (in respect of the following clause (i)) shall pay (in the case of the following clause (i), each in accordance with its pro rata share of the Outstanding Amount of Revolving Credit Loans) to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Facility for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the end of June, 2014, and on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)    Term Facility Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Term Lender in accordance with its Applicable Term Loan Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Term Facility exceeds the Outstanding Amount of the Term Loans, subject to adjustment as provided in Section 2.16. The commitment fee shall accrue commencing on the 91st day after the Second Amendment Closing Date through the earlier of (x) the Term Loan Funding Date and (y) the last day of the Availability Period for the Term Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the 91st day after the Second Amendment Closing Date, and on the earlier of (x) the Term Loan Funding Date and (y) the last day of the Availability Period for the Term Facility. If there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(c)    Other Fees.

(i)    The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans bearing interest based on clause (b) of the definition of “Base Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent (or, if applicable, the Swing Line Lender or applicable L/C Issuer) of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11    Evidence of Debt.

(a)    Maintenance of Accounts. The Credit Extensions made by each Lender and each L/C Issuer shall be evidenced by one or more accounts or records maintained by such Lender or such L/C Issuer and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or such L/C Issuer shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders or such L/C Issuer to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any L/C Issuer and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)    Maintenance of Records. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12    Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by the Company or by the Foreign Borrower with respect to the Obligations or the Foreign Obligations, as applicable, shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency and Foreign Swing Line Loans, all payments by the Company or by the Foreign Borrower hereunder with respect to the Obligations or the Foreign Obligations, as applicable, shall be made to the Administrative Agent, for the account of the respective Lenders (including without limitation, the Swing Line Lender) to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Company or by the Foreign Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency and Foreign Swing Line Loans (in each case, as such Loans or Swing Line Loans may be attributable to the Obligations or the Foreign Obligations, as applicable) shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative

Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Company or the Foreign Borrower, as applicable, is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the immediately following Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Company or by the Foreign Borrower, as applicable, shall come due on a day other than a Business Day, payment shall be made on the immediately following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. All payments to be made by a Lender shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company or the Foreign Borrower, as applicable, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to the Base Rate Loans or in the case of Alternative Currencies in accordance with market practice applicable to borrowers similarly situated to the Borrowers hereunder in credit facilities similar to the credit facility evidenced by this Agreement, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company or the Foreign Borrower, as applicable, prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(iii)    Payments in Other Currencies. A notice of the Administrative Agent to any Lender, the Company or the Foreign Borrower, as applicable, with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans and Term Loans, to fund participations in Letters of Credit and Swing Line Loans, in each case to the Company or to the Foreign Borrower, as applicable, and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swing Line Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.09 and Sections 2.03(h) and (i) shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to their Applicable Percentages in respect of each Facility; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans or Term Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Credit Loans or Term Loans held by them, as the case may be; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders in respect of the relevant Facility.

2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the

Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14    Increase in Commitments.

(a)    Request for Increase. Provided (i) there exists no Default both before and after giving effect to any Incremental Revolving Commitment or Incremental Term Commitment (including compliance by the Company with the covenants set forth in Sections 7.10, 7.11 and 7.12 determined on a pro forma basis) and (ii) upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request (x) an increase in the Revolving Credit Facility (each, an “Incremental Revolving Commitment”) and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment”), by an amount (for all such requests in the aggregate) not exceeding $250,000,000; provided that (A) any such request for an increase shall be in a minimum amount of $5,000,000, and (B) no such increase shall increase the Letter of Credit Sublimit, the Domestic Swing Line Sublimit, the Foreign Swing Line Sublimit or the Foreign Borrower Sublimit. At

the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders or such other time period as agreed to by the Borrower and any Lender providing an Incremental Revolving Commitment or an Incremental Term Commitment).

(b)    Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to Incremental Commitments shall be as follows:

(i)    the terms and provisions of Incremental Term Loans shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term Loans (it being understood that Incremental Term Loans may be a part of the Term Loans) and to the extent that the terms and provisions of Incremental Term Loans are not identical to the Term Loans (except to the extent permitted by clause (iii) or (iv) below) they shall be reasonably satisfactory to the Administrative Agent; provided that in any event the Incremental Term Loans must comply with clauses (iii) and (iv) below;

(ii)    the terms and provisions of Revolving Credit Loans made pursuant to new Revolving Credit Commitments shall be identical to the Revolving Credit Loans;

(iii)    the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the then existing Term Loans; and

(iv)    the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”) shall not be earlier than the Maturity Date.

(c)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period specified in the notice referred to in subsection (a) above (i) whether or not it agrees to provide an Incremental Term Commitment, and if so, whether in an amount equal to, greater than or less than its Applicable Percentage with respect to the Term Facility, and (ii) whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Credit Percentage of such requested increase, as applicable. Any Lender not responding within such time period shall be deemed to have declined to provide an Incremental Term Commitment or increase its Revolving Credit Commitment, as applicable.

(d)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the L/C Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), the Company may also invite additional Eligible Assignees to become Lenders (the “New Lenders”).

(e)    Increase Joinder; Effective Date; Allocations. The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Company, the Administrative Agent and each Lender making such Incremental Commitment, including each New Lender, in form and substance reasonably satisfactory to each of them. The Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date. Notwithstanding the provisions of Section 10.01, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the

Administrative Agent, to effect the provisions of this Section 2.14. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Revolving Credit Loans or Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Credit Loans made pursuant to Incremental Revolving Credit Commitments and Incremental Term Loans that are Term Loans, respectively, made pursuant to this Agreement.

(f)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) each of the conditions set forth in Section 4.02 shall have been satisfied; (B) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent that any representation and warranty that is already qualified by materiality in which case such representation and warranty shall be true and correct in all respects), on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation and warranty is qualified as to “materiality” or “Material Adverse Effect shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (C) no Default exists and (D) the Company’s compliance with the covenants set forth in Sections 7.10, 7.11 and 7.12 determined on a pro forma basis after giving effect to such increase. The Company shall deliver or cause to be delivered any other customary documents, including, without limitation, legal opinions, as reasonably requested by the Administrative Agent in connection with any increase in the Revolving Credit Facility.

(g)    Adjustment of Revolving Credit Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Revolving Credit Commitments, each Revolving Credit Lender shall purchase or sell (as the case may be), without recourse, an amount of the Revolving Credit Loans outstanding such that, after giving effect to the Incremental Revolving Credit Commitments, the amount of each such Lender’s Revolving Credit Commitment utilized and the amount of the Revolving Credit Loans owed to each Revolving Credit Lender will be equal to its Applicable Revolving Credit Percentage thereof after giving effect to such increase. The Borrowers shall pay each Revolving Credit Lender any additional amounts required pursuant to Section 3.05 as a result of any such purchases or sales.

(h)    Making of New Term Loans. On any Increase Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of each new Commitment shall make a Term Loan to the Company in an amount equal to its new Commitment.

(i)    Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties and the Security Instruments.

(j)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.15    Cash Collateral.

(a)    Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 2.05 or 8.02(c), or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)    Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16, or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize such L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Company or the Foreign Borrower, as applicable, may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company or the Foreign Borrower, as applicable, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the applicable L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the applicable L/C Issuer or Swing Line Lender as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender, such L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company or the Foreign Borrower, as applicable, as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) or 2.09(b) for any period during which that Lender is a Defaulting Lender (and neither the Company nor the Foreign Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)    With respect to any fee payable under Section 2.09(a), 2.09(b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company or the Foreign Borrower, as applicable, shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company or the Foreign Borrower, as applicable, shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)    Defaulting Lender Cure. If the Company, the Foreign Borrower, the Administrative Agent, Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17    Designation of Material Subsidiaries. If, at the time a Compliance Certificate is delivered pursuant to Section 6.02(b), the Material Subsidiaries that are Domestic Subsidiaries are insufficient to satisfy each of the thresholds set forth in part (a) of the definition of Material Subsidiaries, the Company shall, no later than thirty (30) days after the date of delivery of such Compliance Certificate, designate in writing to the Administrative Agent such additional Domestic Subsidiaries as “Material Subsidiaries” as are necessary to comply with such definition. In the case of any designations pursuant to this Section each such designated Subsidiary shall comply with all the applicable provisions of Section 6.14 within the time provided therein.

2.18    Designated Lender. Subject to the second sentence of Section 3.06(a), each Lender at its option may make any Credit Extension to any Borrower through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender, provided that in the case of an Affiliate or branch of a Lender, such provisions applicable to a Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender; and provided that for the purposes only of voting in connection with any Loan Document, any participation by any Designated Lender in any outstanding Credit Extension shall be deemed a participation of such Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Payments Free of Taxes; Obligations to Withhold; Payments on Account of Taxes.

(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)    Tax Indemnifications.

(i)    Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or any L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below. In the event of such a payment to the Administrative Agent by a Loan Party, upon the request of the Company, the Administrative Agent shall assign to the applicable Loan Party any claims that the Administrative Agent may have against the applicable Lender or L/C Issuer with respect to the payments to the Administrative Agent that were required to have been made pursuant to Section 3.01(c)(ii) below; provided, however, that the right of set off provided in the last sentence of Section 3.01(c)(ii) below shall not be assignable by the Administrative Agent to a Loan Party.

(ii)    Each Lender and L/C Issuer shall, and does hereby, severally indemnify the Company and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against (x) any Indemnified Taxes attributable to such Lender or the applicable L/C Issuer (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender or the applicable L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Company or any other Loan Party to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or the taxing authorities of a jurisdiction pursuant to such Applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(ii)(A), (ii)(B) and (ii)(D) below or (B) required by Applicable Law to comply with the requirements for execution or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent, whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed originals of IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or any L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or any L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Party or any other Person.

(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or any L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h)    FATCA Grandfather Status. For purposes of determining withholding Taxes under FATCA, from and after the First Amendment Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.02    Illegality and Designated Lenders.

(a)    If any Lender in good faith determines (which such determination shall, absent manifest error, be final and conclusive and binding upon all parties) that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly upon the occurrence thereof). Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all such Eurocurrency Rate Loans of such Lender to (A) in the case of such Loans that are made to the Company and denominated in Dollars, Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), or (B) in the case of any other Loan, a Loan bearing interest at the applicable Overnight Rate for the currency in which such Loan was denominated prior to such conversion plus the Applicable Rate for Eurocurrency Rate Loans. Such prepayment or conversion shall occur either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or as soon as reasonably practicable upon receipt of such notice, and in any case within ten (10) Business Days following such receipt, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(b)    If, in any applicable jurisdiction, the Administrative Agent, any L/C Issuer, any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any L/C Issuer, any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or Letter of Credit or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension such Lender or such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. As soon as reasonably practicable upon receipt of such notice, and in any case within ten (10) Business Days following such receipt, the Loan Parties shall, (A) repay such Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law), (B) to the extent applicable to an L/C Issuer, Cash Collateralize that portion of applicable L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit issued by such L/C Issuer to the extent not otherwise Cash Collateralized, and (C) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

3.03    Inability to Determine Rates. If the Required Lenders in good faith determine (which such determination shall, absent manifest error, be final and conclusive and binding upon all parties) that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan or (c) a fundamental and adverse change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls (in each case with respect to clauses (a), (b) and (c) above, “Impacted Loans”), or (d) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of (or a conversion to) (A) in the case of such Loans that are (or are proposed to be) made to the Company and denominated in Dollars, Base Rate Loans in the amount specified therein or (B) in the case of any other Loans, a Loan bearing interest at the Overnight Rate for the requested currency, or in the case of a conversion of an existing Loan, the currency in which such Loan was denominated prior to such conversion plus the Applicable Rate for Eurocurrency Rate Loans.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this Section, the Administrative Agent, in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) or (b) of the first sentence of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the applicable L/C Issuer;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit issued by such L/C Issuer or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or any L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital or Liquidity Requirements. If any Lender or any L/C Issuer in good faith determines (which such determination shall, absent manifest error, be final and conclusive and binding upon all parties) that any Change in Law affecting such Lender or any L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)    Mandatory Costs. If any Lender or any L/C Issuer incurs any Mandatory Costs attributable to the Obligations, then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage per annum and shall be payable on the full amount of the applicable Obligations.

(d)    Certificates for Reimbursement. A certificate of a Lender or such L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a), (b) or (c) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(f)    Additional Reserve Requirements. The Company or the Foreign Borrower, as applicable, shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company or the Foreign Borrower, as applicable, shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 Business Days from receipt of such notice.

3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company or the Foreign Borrower, as applicable, shall promptly compensate such Lender for, and hold such Lender harmless, from any loss, cost or expense incurred by it as a result of:

(i)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)    any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Borrower;

(iii)    any failure by such Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(iv)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract but excluding any loss of profits or margin. The Company or the Foreign Borrower, as applicable, shall also pay any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company or the Foreign Borrower, as applicable, to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension hereunder through any Lending Office, provided that the exercise of this option shall not affect the obligations of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of such Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company or the Foreign Borrower, as applicable, hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04 or gives a notice provided for under Section 3.02 or if any Loan Party is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.

(c)    Limitation on Compensation. Notwithstanding anything to the contrary in this Article III, no Loan Party shall be required to compensate the Administrative Agent or any Lender (as applicable) under Section 3.01 for Taxes or Other Taxes, under Section 3.04(a) for any increased cost or reduction described therein, under Section 3.04(b) for any reduction described therein, or under Section 3.05 for any loss, cost or expense described therein, if such Taxes, Other Taxes, increased cost, reduction, loss, cost or expense, as applicable, shall have been incurred (or assessed, with respect to Taxes or Other Taxes) more than 270 days prior to the date that the Administrative Agent or such Lender (as applicable) delivers the demand described in the applicable Section; provided, however, to the extent that any such costs are imposed retroactively, the Administrative Agent and the Lenders shall be entitled to recover such costs from the date such costs were retroactively imposed, provided that a request for reimbursement of such costs is provided to the Company within 270 days of the Administrative Agent and the Lenders becoming aware of such retroactive costs.

3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01    Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)    The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or “PDFs” (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each Lender:

(i)    executed counterparts of this Agreement, the Guaranties and the applicable Security Instruments, sufficient in number for distribution to the Administrative Agent, each Lender, the Company and the Foreign Borrower;

(ii)    Notes executed by each of the Borrowers in favor of each Lender that has requested Notes;

(iii)    such certificates, resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers, secretaries or assistant secretaries (or other individuals performing similar functions) of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Loan Parties is validly existing, in good standing or the equivalent thereof (to the extent applicable) and qualified to engage in business in its jurisdiction of incorporation or organization;

(v)    a favorable opinion of counsel to the Loan Parties including special counsel to the Foreign Borrower in Luxembourg, and special counsel to the Foreign Guarantor in Poland, in each case, addressed to the Administrative Agent and each Lender (and expressly permitting reliance by successors and assigns of the Administrative Agent and each Lender), as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent or the Required Lenders may reasonably request;

(vi)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)    a certificate for each Company and the Foreign Borrower, as applicable, signed by a Responsible Officer thereof certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect and (C) the current Debt Ratings; and

(viii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)    The Administrative Agent shall have received evidence satisfactory to it of the insurance required to be maintained by the Loan Parties pursuant to the Security Agreement.

(c)    The Administrative Agent shall have received the results of a Lien search (including a search as to judgments and tax matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in assets of the same type as the Collateral of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Liens permitted pursuant to Section 7.01).

(d)    Any fees and expenses required to be paid on or before the Closing Date under the Fee Letters or under any Loan Document shall have been paid.

(e)    Unless waived by the Administrative Agent, the Company and the Foreign Borrower, as applicable, each shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02    Conditions to all Credit Extensions. The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)    The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date, and (ii) that for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 5.06 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, except that to the extent such representations and warranties refer to statements furnished pursuant to subsection (b) of Section 6.01, the representations and warranties in subclauses (i) and (ii) of subsection (a) of Section 5.06 shall be qualified by reference to the absence of footnotes and shall be subject to year-end adjustments.

(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)    In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

(e)    There shall be no impediment, restriction, limitation or prohibition imposed under Law or by any Governmental Authority, as to the proposed financing under this Agreement or the repayment thereof or as to rights created under any Loan Document or as to application of the proceeds of the realization of any such rights.

Each Request for Credit Extension (other than a Committed Loan Notice (x) requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans or (y) deemed submitted pursuant to Section 2.04(c)(i)) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Company, as to itself and its Subsidiaries, and the Foreign Borrower solely as to itself and its Subsidiaries, represents and warrants to the Administrative Agent and the Lenders that:

5.01    Existence, Qualification and Power. Each Loan Party and each other Material Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing or the equivalent thereof (to the extent applicable) under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing or the equivalent thereof (to the extent applicable) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in the case of the preceding clause (b) to the extent that any such violation, conflict, breach, contravention or creation would not reasonably be expected to have a Material Adverse Effect.

5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Instruments, (c) the perfection or maintenance of the Liens created under the Security Instruments (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Instruments, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Security Instruments.

5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party that is a party thereto, enforceable against each Loan Party that is party thereto in accordance with its terms, except that the enforceability hereof and thereof may be limited by Debtor Relief Laws.

5.05    Financial Statements; No Material Adverse Effect; Casualty Events.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date hereof, including liabilities for taxes, material commitments and Indebtedness.

(b)    Schedule 5.05 sets forth all material indebtedness and other material liabilities, direct or contingent, of the Company and its consolidated Subsidiaries in excess of $25,000,000 in the aggregate not reflected on the August 31, 2016 financial statements referred to above, incurred after the date of such financial statements but prior to the Second Amendment Closing Date, including liabilities for material commitments and Indebtedness in excess of $25,000,000 in the aggregate.

(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06    Litigation.

(a)    Except as set forth in the Company’s Form 10K for the period ended August 31, 2016 filed with the SEC, there are no proceedings, claims or disputes pending or, to the actual knowledge of the Company, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Material Subsidiaries or against any of their respective properties or revenues that individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(b)    There are no proceedings, claims or disputes pending or, to the actual knowledge of the Company, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Material Subsidiaries or against any of their respective properties or revenues that purport to pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby.

5.07    No Default. Neither the Company nor any Material Subsidiary is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08    Ownership of Property; Liens. Each of the Company and its Material Subsidiaries has good record and indefeasible title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09    Environmental Compliance. The Company and its Material Subsidiaries have complied with all Environmental Laws except for any Environmental Liability as a result of any non-compliance therewith which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10    Insurance. The properties of the Company and its Material Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of similar size engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, except to the extent failure to maintain any such insurance would not reasonably be expect to result in a Material Adverse Effect.

5.11    Taxes. The Company and its Material Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Material Subsidiary that would, if made, have a Material Adverse Effect. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended August 31, 2007.

5.12    ERISA Compliance.

(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)    (i) No ERISA Event has occurred or is reasonably expected to occur which has resulted, or which would reasonably be expected to result, in a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability which has resulted or which would reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which has resulted or which would reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan which has resulted or which would reasonably be expected to have a Material Adverse Effect; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA which has resulted or which would reasonably be expected to have a Material Adverse Effect.

(d)    Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan on the Closing Date, other than those listed on Schedule 5.12(d) hereto.

(e)    The Company represents and warrants as of the Second Amendment Closing Date that the Company is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

5.13    Subsidiaries; Equity Interests. As of the Second Amendment Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are (as applicable) fully paid and non-assessable and are owned by the applicable Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens (other than Liens permitted under Section 7.01). As of the

Second Amendment Closing Date, the Company owns no Equity Interests in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued, and are fully paid and non-assessable. Each of the Domestic Guarantors (other than the Company), the Foreign Borrower and the Foreign Guarantor and each Material Subsidiary is identified as such in Part (a) of Schedule 5.13.

5.14    Margin Regulations; Investment Company Act.

(a)    No Borrower nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b)    None of the Company, any Person Controlling the Company or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15    Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions actually known to the Company to which it or any of its Subsidiaries is subject, and all other matters actually known to it, that would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

5.16    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17    Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Company is set forth on Schedule 11.02. The true and correct unique identification number of the Foreign Borrower that has been issued by its jurisdiction of organization and the name of such jurisdiction are set forth on Schedule 5.17.

5.18    Intellectual Property; Licenses, Etc. The Company and its Material Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19    Solvency. The Company is, the Foreign Borrower is, and the Company and its Subsidiaries are on a consolidated basis, Solvent.

5.20    Representations as to Foreign Obligors.

(a)    Each Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)    The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents. It is not required under the Laws of the jurisdiction in which any Foreign Obligor is incorporated or resident or at the address specified for each Foreign Obligor on Schedule 11.02 to make any deduction for or on account of Tax from any payment it may make under any Loan Document.

(d)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.21    OFAC; Anti-Terrorism; Anti-Corruption. Neither Borrower, any Subsidiary of either Borrower or, to the knowledge of the Company, any director, officer, employee, agent, or representative thereof, or any other Affiliate of either Borrower: (a) is a Sanctioned Person, (b) is currently the subject or target of any Sanctions, (c) has any of its assets in Sanctioned Entities, (d) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, (e) is located, organized or resident in a Designated Jurisdiction, or (f) is included on OFAC’s List of Specially Designated Materials, HMT’s Consolidated List of Financial Sanctions Target and the Investment Bank List, or any similar list enforced by any other relevant sanctions authority, in each case, that would constitute a violation of applicable Laws. The proceeds of any Credit Extension will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or in any other manner will result in violation of any Person of Sanctions or anti-terrorism or Anti-Corruption Laws that would constitute a violation of applicable Laws. Each Loan Party and its Subsidiaries and, to their knowledge, each of their Related Parties have conducted their separate business in compliance with the Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such law in all material respects.

5.22    EEA Financial Institution. No Loan Party is an EEA Financial Institution.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.11 and 6.16) cause each Material Subsidiary to:

6.01    Financial Statements. Deliver to the Administrative Agent with sufficient copies for each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)    as soon as available and in any event within 5 days after the date that annual financial statements are required to be filed with the SEC, but in no event later than 100 days after the close of each fiscal year, copies of:

(i)    consolidated balance sheets of the Company and its consolidated Subsidiaries as of the close of such fiscal year;

(ii)    consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries for such fiscal year; and

(iii)    consolidated statements of cash flows of the Company and its consolidated Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, and the Company further agrees to provide with such financial statements information (by business segment) as to the amount charged to amortization and depreciation expense, interest expense, rental expense and capital spending for such fiscal year and the unamortized balance of goodwill as of the end of such fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of a public accounting firm of recognized national standing to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated

Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and applicable Securities Laws, without expressing a doubt as to the ability of the Company to continue as a going concern or like qualification or exception or any qualification or exception as to the scope of such audit, and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

(b)    as soon as available and in any event within 5 days after the date that quarterly financial statements are required to be filed with the SEC (excluding the last quarterly fiscal period of each fiscal year), but in no event later than 50 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

(i)    consolidated balance sheets of the Company and its consolidated Subsidiaries as of the close of such quarterly fiscal period, and, to the extent available to the Company, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year;

(ii)    consolidated statements of income of the Company and its consolidated Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, and, to the extent available to the Company, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year; and

(iii)    consolidated statements of cash flows of the Company and its consolidated Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, and, to the extent available to the Company, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company and the Company further agrees to provide with such financial statements information (by business segment) as to the amount charged to amortization and depreciation expense, interest expense, rental expense and net capital spending, in each case for the periods indicated above and the unamortized balance of goodwill as at the end of the periods indicated above.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.02    Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

(b)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(c)    promptly after the same are available, copies of each (i) annual report, proxy or financial statement or, at the Administrative Agent’s request, copies of each other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports (including Forms 10K, 10Q and 8K) and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) without duplication, copies of any certifications or affidavits required by the SEC in connection with the filing of Forms 10K, 10Q and 8K; and

(d)    promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on EDGAR or otherwise on the SEC website (and in each case available to the public) or on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent for any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials” by posting the Borrower Materials on IntraLinks, Syndtrak or substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each a “Public Lender”). Each Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03    Notices. Promptly notify the Administrative Agent:

(a)    of the occurrence of any Default;

(b)    of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including to the extent any of the following would reasonably be expected to result in a Material Adverse Effect, (i) any breach or non-performance of, or any default (after giving effect to any applicable grace or cure period) under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)    of the occurrence of any ERISA Event; or

(d)    of any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary; (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary; and (c) all Indebtedness with a principal obligation of not less than $10,000,000, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order and condition, ordinary wear and tear excepted and except in connection with transactions permitted by Section 7.05; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Material Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Material Subsidiary, as the case may be.

6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent, on behalf of Lenders, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, in each case as reasonably necessary, and all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice (which notice shall include the subject matter of the proposed inspection, examination or discussion) to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours upon no less than two days advance notice.

6.11    Use of Proceeds. Use the proceeds of (a) the Term Loans for general corporate purposes not in contravention of any Law or Loan Documents, including without limitation, to pay the 2017 Senior Notes and the 2018 Senior Notes and (b) the other Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

6.13    Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are necessary to maintain the enforceability of, and the practical realization by the Secured Parties of the intended benefit of, the applicable Loan Documents against such Foreign Obligors.

6.14    Notices Regarding Subsidiaries; Covenant to Guarantee and Give Security; Scope of Collateral.

(a)    Notices and Information. Provide notice to the Administrative Agent (i) no later than 15 days after the date on which any Person becomes, as a result of formation or acquisition, a Domestic Subsidiary that is not a Domestic Guarantor but is a Material Subsidiary (other than by virtue of clause (ii) of the proviso contained in the definition of “Material Subsidiary”) and (ii) no later than 30 days after the delivery of each Compliance Certificate of any Domestic Subsidiary that is not a Domestic Guarantor but is as of the last day of the fiscal quarter for which such Compliance Certificate was delivered a Material Subsidiary.

(b)    Domestic Guarantors and Collateral. Within 30 days (or such later time as may be determined by the Administrative Agent in its sole discretion) after the date any notice is provided, or is required to be provided, pursuant to Section 6.14(a)(i) or (ii) above, if any relevant Person is an indirect or direct Domestic Subsidiary that is a Material Subsidiary, cause such Domestic Subsidiary to (as applicable):

(i)    become a Domestic Guarantor by execution and delivery to the Administrative Agent of a joinder agreement in the form provided in the Domestic Guaranty or in such other form as is reasonably acceptable to the Administrative Agent;

(ii)    except during a Collateral Release Period, grant a security interest in all of its assets of the type constituting, or required to constitute, Collateral (subject to the exceptions contained in the applicable Security Instruments) owned by such Domestic Subsidiary by execution and delivery to the Administrative Agent of a supplement or joinder agreement in the form provided in the applicable Security Instrument or in such other form as is reasonably acceptable to the Administrative Agent; and

(iii)    in furtherance of clauses (i) and (ii) above, deliver to the Administrative Agent for the benefit of the Secured Parties, (A) such other document or documents as the Administrative Agent shall reasonably deem appropriate to effect the purposes set forth in such clauses, (B) such documents and certificates referred to in Section 4.01 (including, without limitation, legal opinions) as may be reasonably requested by the Administrative Agent, (C) except during a Collateral Release Period, such original Collateral (together with transfer powers) and other items as may be required to be delivered hereunder and under the terms of the applicable Security Instruments, (D) updated schedules to the Loan Documents if, and as, requested by the Administrative Agent and (E) such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)    Scope of Collateral Application. Notwithstanding anything to the contrary in this Credit Agreement or in any other Loan Document, the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders agree and acknowledge, for the avoidance of doubt, that (i) the Foreign Borrower shall be liable only for repayment of Loans that are made to it, in its capacity as a Borrower hereunder and (ii) the Foreign Guaranty shall only guaranty repayment of the Foreign Obligations.

6.15    Further Assurances. Promptly upon the written request by the Administrative Agent (which may act at the request of any Lender), the Company or the applicable Loan Party shall (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) except during a Collateral Release Period, to the fullest extent permitted by applicable Laws, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Instruments, (iii) except during a Collateral Release Period, perfect and maintain the validity, effectiveness and priority of any of the Security Instruments and any of the Liens intended to be created thereunder in accordance with the applicable terms of the Security Instruments and (iv) except during a Collateral Release Period, assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16    Corporate Ratings. Use commercially reasonable efforts to maintain both a Moody’s Debt Rating and a S&P Debt Rating at all times (or, if one of the ratings is not available or cannot be obtained by using commercially reasonable efforts, use commercially reasonable efforts to obtain a similar type rating from another rating agency reasonably acceptable to the Administrative Agent).

6.17    Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.17, in each case within the time limits specified therefor on such schedule.

6.18    Pari Passu Ranking. Ensure that the payment obligations of the Loan Parties under the Loan Documents rank and continue to rank at least pari passu with the claims of all of the Loan Parties’ other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by Law applying to companies generally.

6.19    Anti-Corruption Laws. Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Banking Act 2010 and other similar anti-corruption Laws and legislation in other jurisdictions in which the Company or any such Material Subsidiary is domiciled or conducts business, and maintain policies and procedures designed to promote and achieve compliance with such Laws and legislation.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

7.01    Liens. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)    Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, if payment thereof is not at the time required by Section 6.04;

(b)    Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured or which are covered by insurance and which are removed within 60 days after attachment; provided the aggregate amount of such judgments and awards shall not exceed $10,000,000;

(c)    Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens, but excluding any Lien imposed by ERISA) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, if in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

(d)    Liens securing Indebtedness of a Subsidiary to the Company or to a Material Domestic Subsidiary;

(e)    Liens existing as of the Closing Date and reflected in Schedule 7.01 and any extension, renewal or replacement of such liens in connection with the extension, renewal or refunding of the Indebtedness secured thereby, provided (i) the principal amount of such Indebtedness is not increased, other than through the capitalization of accrued interest, and (ii) such extension, renewal or replacement shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (together with improvements on such property);

(f)    Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, alteration or improvement of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary (and any renewals or extensions of any Indebtedness so secured), including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided (i) the Lien shall attach solely to the fixed assets acquired, altered or improved and (ii) at the time of acquisition, alteration or improvement of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to the lesser of the total cost of such acquisition, alteration or improvement or fair market value at the time of acquisition, alteration or improvement of such fixed assets (as determined in good faith by the Board of Directors of the Company);

(g)    Liens on Receivables and Related Assets arising under Permitted Receivables Financing permitted under Section 7.03(k), provided that any such Lien shall only apply to Receivables of the Company or any applicable Subsidiary purported to be transferred to a Receivables Financing Subsidiary or another applicable Person in accordance with the applicable Permitted Receivables Facility and the Related Assets with respect thereto.

(h)    Liens on the assets of CMC Poland Sp. z o.o., a Polish joint stock company, in an amount not to exceed $50,000,000 in the aggregate, provided that such Liens are non-recourse to the Company and its other Subsidiaries;

(i)    Liens pursuant to any Loan Document;

(j)    Liens against proceeds of the New Markets Tax Credit Transactions or any reserve or disbursement accounts holding such proceeds granted in connection with any New Markets Tax Credit Transactions; and

(k)    Liens in addition to those permitted by the foregoing clauses (a) through (i) created after the Closing Date, provided at the time of the creation of any such Lien and after giving effect thereto and to the application of the proceeds of any Indebtedness secured thereby, the aggregate amount of all Indebtedness secured by such Liens does not exceed 12.5% of Consolidated Net Worth;

provided that, notwithstanding anything to the contrary in this Section, none of the foregoing provisions of this Section 7.01 (other than clause (i) above) shall permit any Lien to exist on assets that constitute or would constitute Collateral if a Collateral Event was to take place.

7.02    Investments. The Company shall not, and shall not permit any Material Subsidiary to, make any Investments, except:

(a)    Investments held by the Company or any Subsidiary in the form of cash or Cash Equivalents;

(b)    loans and advances to (i) employees of the Company and Subsidiaries in the ordinary course of business and (ii) Subsidiaries in the ordinary course of business; provided if any loans or advances under this clause (ii) are owing by a Loan Party to a Subsidiary that is not a Loan Party, the repayment thereof shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(c)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;

(d)    Guarantees permitted by Section 7.03;

(e)    Investments existing as of the Closing Date and listed on Schedule 7.02;

(f)    Permitted Acquisitions;

(g)    so long as no Default shall have occurred and be continuing or would result therefrom, Investments (other than a hostile acquisition) of the Company or any of its Subsidiaries in an aggregate amount that, when combined with all other Investments previously made pursuant to this clause (g) does not exceed 10% of Consolidated Assets;

(h)    deposits made in the ordinary course of business to secure the performance of leases or other obligations;

(i)    Swap Contracts permitted pursuant to Section 7.03;

(j)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure (or other transfer of title in lieu of foreclosure) with respect to any secured Investment;

(k)    Investments arising out of the receipt by the Company or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 7.05;

(l)    Investments represented by Guarantees by the Company or any of its Subsidiaries of operating leases or of other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business;

(m)    extensions of trade credit in the ordinary course of business and consistent with customary credit practices and policies;

(n)    Investments in the ordinary course of business consisting of endorsements for collection or deposit; and

(o)    Investments in respect of New Markets Tax Credit Transactions, the net amount of which shall not exceed an aggregate amount of Two Hundred Fifty Million ($250,000,000) US Dollars.

7.03    Indebtedness. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)    Indebtedness under the Loan Documents;

(b)    Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any Refinancing Indebtedness in respect thereof;

(c)    Guarantees of the Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder;

(d)    obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)    unsecured intercompany Indebtedness owed by the Company or any Subsidiary to (i) the Company, (ii) any other Loan Party or (iii) any Subsidiary that is not a Loan Party; provided if Indebtedness arising under clause (iii) is owing by a Loan Party, it is subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(f)    Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(f) and Refinancing Indebtedness in respect of such Indebtedness; provided that (i) at the time of incurrence thereof, no Default has occurred and is continuing or would result from the incurrence of such Indebtedness immediately following the incurrence of such Indebtedness; and (ii) immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness the Company and its Subsidiaries shall be in compliance with each of the financial covenants contained in Sections 7.10, 7.11 and 7.12;

(g)    other Indebtedness; provided that (i) at the time of incurrence thereof, no Default has occurred and is continuing or would result from the incurrence of such Indebtedness immediately following the incurrence of such Indebtedness; (ii) immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness, the Company and its Subsidiaries shall be in compliance with each of the financial covenants contained in Sections 7.10, 7.11 and 7.12; (iii) such Indebtedness shall not be scheduled to mature prior to the Maturity Date and shall not have a weighted average life to maturity (as reasonably determined by the Administrative Agent in accordance with customary financial practice) that is shorter than the remaining term of the Commitments; and (iv) if such Indebtedness is secured, the aggregate amount of such secured Indebtedness does not exceed the amount permitted pursuant to Section 7.01(k);

(h)    Indebtedness under or in respect of Cash Management Agreements;

(i)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(j)    Indebtedness under letters of credit, performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing (including in respect of letters of credit issued in support of any of the foregoing);

(k)    Indebtedness in respect of Permitted Receivables Financings of the Company and/or its Domestic Subsidiaries, Indebtedness in respect of Permitted Receivables Financings of Foreign Subsidiaries and unsecured Indebtedness of Foreign Subsidiaries, so long as the aggregate outstanding amount of all Permitted Receivables Financing including Receivables and Related Assets, and all unsecured Indebtedness of Foreign Subsidiaries shall not exceed $550,000,000 at any time;

(l)    other unsecured Indebtedness (excluding such Indebtedness of Foreign Subsidiaries); provided that (i) at the time of the incurrence thereof, no Default has occurred and is continuing or would result from the incurrence of such Indebtedness immediately following the incurrence of such Indebtedness; (ii) immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness, the Company and its Subsidiaries shall be in compliance with each of the financial covenants contained in Sections 7.10, 7.11 and 7.12; and (iii) at the time of the incurrence thereof, the outstanding aggregate principal amount of such Indebtedness shall not exceed 10% of Consolidated Assets; and

(m)    Indebtedness under or in respect of Trade Documents.

7.04    Fundamental Changes. The Company shall not, nor shall it permit any Material Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)    any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that each of the following must be satisfied:

(i)    when the Foreign Borrower is merging with another Subsidiary the continuing or surviving Person shall be the Foreign Borrower; or

(ii)    when any Guarantor is merging with another Subsidiary, (1) the continuing or surviving person shall be such Guarantor or become a Guarantor substantially simultaneously with such merger and assume all of the obligations of the non-surviving or non-continuing Guarantor pursuant to documentation (including, if reasonably requested by the Administrative Agent, legal opinions) in form and substance reasonably satisfactory to the Administrative Agent and (2) if either party is a Domestic Guarantor, the continuing or surviving Person shall be or become a Domestic Guarantor; and

(b)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Company or a Guarantor.

7.05    Dispositions. The Company shall not, and shall not permit any Material Subsidiary to make any Disposition, except:

(a)    Dispositions of obsolete or worn out property in the ordinary course of business;

(b)    Dispositions of inventory and Cash and Cash Equivalents in the ordinary course of business;

(c)    Dispositions of property by any Subsidiary to the Company or to another Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Company or a Guarantor;

(d)    Dispositions in which the Net Proceeds thereof are used 365 days prior to or 365 days after such Disposition to purchase assets useful in the business of the Company and its Material Subsidiaries;

(e)    Dispositions of Receivables and Related Assets pursuant to a Permitted Receivables Financing in accordance with the terms thereof; and

(f)    Dispositions other than those otherwise specifically permitted pursuant to clauses (a) through (e) above, provided that the aggregate book value of assets Disposed of during any fiscal year may not exceed 15% of Consolidated Assets determined as of the last day of the immediately preceding fiscal year.

Provided, however, notwithstanding anything above to the contrary, in no event shall any Disposition be less than for full, fair and reasonable consideration.

7.06    Change in Nature of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.07    Transactions with Affiliates. The Company shall not, and shall not permit any Material Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of, and pursuant to the reasonable requirements of the Company’s or such Material Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Material Subsidiary than would obtain in a comparable arm’s length transaction with a Person other than an Affiliate; provided, however, (i) the Company may make charitable contributions to any not-for-profit entity under Section 510(c)(3) of the Code, in an amount up to 5% of the Company’s pre-tax profit in any fiscal year and (ii) the Company and its Subsidiaries may enter into and perform their respective obligations, subject to the limitations set forth in this Agreement, under and pursuant to New Markets Tax Credit Transactions; provided that the aggregate principal amount of all such New Market Tax Credit Transactions does not exceed $250,000,000.

7.08    Burdensome Agreements. The Company shall not, nor shall it permit any Material Subsidiary to, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Material Subsidiary to declare or pay Dividends to the Company or to otherwise transfer property to the Company, or (ii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (ii) shall not prohibit any negative pledge or restriction on transfer incurred or provided in favor of any holder of Indebtedness solely to the extent any such negative pledge or restriction on transfer relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided that the foregoing clauses (a)(ii) and (b) shall not prohibit any such Contractual Obligation in favor of a holder of Indebtedness pursuant to (or on terms substantially similar to or less restrictive than) the 1995 Indenture.

7.09    Use of Proceeds. The Company shall not, nor shall it permit any Subsidiary to, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.10    Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio to be less than 2.50 to 1.00 at any time.

7.11    Debt to Capitalization Ratio. The Company shall not permit the Debt to Capitalization Ratio to be greater than 0.60 to 1.00 at any time.

7.12    Liquidity. On the date three months prior to the maturity date of each of the 2017 Notes and the 2018 Notes and each date thereafter, the Company shall maintain at all times that the 2017 Notes and 2018 Notes are outstanding, Liquidity of at least $150,000,000 in excess of the outstanding aggregate principal amount of the 2017 Notes and 2018 Notes.

7.13    ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect, (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA or (c) withdraw from any Multiemployer Plan or permit any Plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

7.14    Accounting Changes. The Company shall not, and shall not suffer or permit any Material Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP or any Governmental Authority, as applicable, or change the fiscal year of the Company or of any Material Subsidiary.

7.15    Speculative Hedges. The Company will not, and will not permit any Material Subsidiary to, enter into any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest, currency exchange rate or commodity price hedging agreement except those entered into with the intention to hedge or mitigate risks to which the Company or such Material Subsidiary is exposed in the conduct of its business or the management of its liabilities.

7.16    Restricted Payments. The Company shall not, nor shall it permit any Material Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)    each Subsidiary may make dividends or distributions to the Company, the Guarantors, another Subsidiary and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)    the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests (other than Redeemable Stock) of such Person;

(c)    the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its Equity Interests (other than Redeemable Stock); and

(d)    the Company and its Subsidiaries may pay dividends, make other distributions and/or purchase, redeem or otherwise acquire Equity Interests issued by it so long as such dividends, distributions, purchases, redemptions or acquisitions of or in respect of Equity Interests in the aggregate since the Second Amendment Closing Date do not exceed the Available Basket Amount at such time.

7.17    Organizational Documents. The Company shall not, and shall not permit any Material Subsidiary to, amend, modify or change any Organization Document of any Loan Party in any manner that materially and adversely affects the rights and interests of the Secured Parties under the Loan Documents or the rights and interests of the Secured Parties with respect to the Collateral.

7.18    Anti-Corruption Laws. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption Laws and legislation in other jurisdictions in which the Company or any such Subsidiary is domiciled or conducts business.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an Event of Default:

(a)    Non-Payment. The Company, the Foreign Borrower or any other Loan Party, as applicable, fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) the earlier of (A) five calendar days or (B) three Business Days after notice, that the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment fee or any other fees or amounts due hereunder or under any other Loan Document; or

(b)    Specific Covenants. The Company or any of its Subsidiaries, or the Foreign Borrower, as applicable, fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.10, 6.11, 6.14, 6.15, 6.17 or Article VII; or

(c)    Other Defaults. The Company or any of its Subsidiaries, or the Foreign Borrower, as applicable, fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any Subsidiary, or the Foreign Borrower, as applicable, herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)    Cross-Default. (i) The Company or any Material Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition occurs, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A)any event of default under such Swap Contract as to which the Company or any Material Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or a Material Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Material Subsidiary as a result thereof is greater than $25,000,000; or

(f)    Insolvency Proceedings, Etc. The Company or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or any Material Subsidiary shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by an Governmental Authority; or

(g)    Inability to Pay Debts; Attachment. (i) The Company or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)    Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $25,000,000; or (iii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j)    Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or it is or it becomes unlawful for any Loan Party to perform any of its obligations under the Loan Documents; or

(k)    Change of Control. There occurs any Change of Control with respect to the Borrower.

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare the commitment of each Lender to make Loans and any obligation of an L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)    require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code of the United States (or any analogous Laws of any other applicable jurisdiction), the obligation of each Lender to make Loans and any obligation of an L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall, subject to Sections 2.15 and 2.16 (other than Section 2.16(a)(v), be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges, Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including fees, charges, Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements, Secured Cash Management Agreements, and Secured Trade Documents and

to the Administrative Agent for the account of the applicable L/C Issuer, to Cash Collateralize that portion of L/C Obligations composed of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.15, ratably among the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, and the Trade Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties and Affiliates of Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.03.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Trade Documents shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or Trade Bank, as the case may be. Each Cash Management Bank, Hedge Bank or Trade Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01    Appointment and Authority.

(a)    Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (other than in respect of the consent right of the Company set forth in Section 9.06). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, a potential Cash Management Bank and a potential Trade Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto, including without limitation execution of the Intercreditor Agreement and the agreement to the terms thereof on behalf of the Secured Parties. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty or responsibility to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06    Resignation of Administrative Agent.

(a)    Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    Defaulting Lenders. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)    L/C Issuer and Swing Line Lender. Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer or Swing Line Lender hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Runners, Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on either Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1223 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (c) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid the Administrative Agent shall be authorized to (i) form one or more acquisition vehicles to make a bid, (ii) adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 11.01 of this Agreement, (iii) assign the relevant Secured Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Secured Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action. In addition, to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10    Collateral and Guaranty Matters. Each of the Lenders (including in its capacity as a potential Cash Management Bank, a potential Hedge Bank, and a potential Trade Bank) and each L/C Issuer irrevocably authorizes the Administrative Agent, at its option and in its discretion,

(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Trade Documents) and the expiration or termination of all Letters of Credit (other than and any Letter of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) in connection with the release of the Collateral provided in Section 11.21(a) or (iv) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(f).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11    Secured Cash Management Agreements, Secured Hedge Agreements and Trade Documents. No Cash Management Bank, Hedge Bank or Trade Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Instrument shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Trade Documents unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or Trade Bank, as the case may be.

ARTICLE X.

COLLECTION ALLOCATION MECHANISM

10.01    Implementation of CAM.

(a)    On the CAM Exchange Date, to the extent not otherwise prohibited by Law or otherwise, (i) each Lender shall immediately be deemed to have acquired participations in the Swing Line Loans in an amount equal to such Lender’s Applicable Percentage of each Swing Line Loan outstanding on such date, and shall promptly make payment therefor to the Swing Line Lender in accordance with Section 2.04(c) (each of which such participations shall, upon funding thereof, be deemed to result in such funding Lender directly holding the share of the Swing Line Loans so participated), (ii) each Lender shall promptly make payment of any L/C Advance owing by it to any L/C Issuer (together with an interest thereon), (iii) all Loans and any Unreimbursed Amounts outstanding in any currency other than Dollars (collectively, “Obligations to be Converted”) shall be converted into Dollars (calculated on the basis of the relevant Spot Rates as of the Business Day immediately preceding the CAM Exchange Date) (“Converted Loans”), and (iv) each CAM Exchange Party that is a party hereto severally, unconditionally and irrevocably agrees that it shall purchase or sell in Dollars a participating interest in the Designated Obligations in an amount equal to its CAM Percentage of the outstanding principal amount of the Designated Obligations, such that in lieu of the interest of each CAM Exchange Party in the applicable Facility in which it shall participate prior to the CAM Exchange Date, each such CAM Exchange Party shall hold an interest in every one of the applicable Facilities whether or not such CAM Exchange Party shall have previously participated therein, equal to such CAM Exchange Party’s CAM Percentage thereof on the CAM Exchange Date. All Converted Loans made to the Company shall bear interest at the rate which would otherwise be applicable to Base Rate Loans and all Converted Loans made to the Foreign Borrower shall bear interest at the Overnight Rate applicable to Dollars. Each CAM Exchange Party that is a party hereto and each Borrower hereby consents and agrees to the CAM Exchange, and each such CAM Exchange Party agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests hereunder. Each Borrower agrees from time to time to execute and deliver to the Administrative Agent all instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the CAM Exchange Parties after giving effect to the CAM Exchange.

(b)    If, for any reason, the Obligations to be Converted may not be converted into Dollars in the manner contemplated by subsection (a) of this Section 10.01, the Administrative Agent shall determine the Dollar Equivalent of the Obligations to be Converted (calculated on the basis of the Spot Rate as of the Business Day immediately preceding the date on which such conversion would otherwise occur pursuant to subsection (a) of this Section 10.01). Such determination shall be utilized to determine the CAM Percentage of each CAM Exchange Party and the participations to be exchanged.

(c)    As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations, and each distribution made by the Administrative Agent pursuant to any Security Instrument in respect of the Designated Obligations, shall be distributed to the CAM Exchange Parties pro rata in accordance with their respective CAM Percentages. Any direct payment received by a CAM Exchange Party upon or after the CAM Exchange Date, including by way of setoff, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the CAM Exchange Parties in accordance herewith.

10.02    Letters of Credit. In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of a drawing under a Letter of Credit that is not reimbursed by the Company, then (i) each Lender shall, in accordance with Section 2.03(c), promptly make its L/C Advance in respect of such Unreimbursed Amount (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such drawing and the making of such L/C Advances and each of the CAM Exchange Parties shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that each CAM Exchange Party shall own an interest equal to such CAM Exchange Party’s CAM Percentage in the Designated Obligations (and the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into Dollars in accordance with the first sentence of Section 10.01), and (iii) in the event distributions shall have been made in accordance with clause (c) of Section 10.01, the CAM Exchange Parties shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each such drawing and L/C Advance been outstanding on the CAM Exchange Date. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

10.03    No Additional Obligations of Loan Parties. The provisions of this Article X are solely an agreement among the Lenders, the L/C Issuers and the Administrative Agent for the purpose of allocating risk and no Loan Party shall have any additional obligations to any of the Lenders, the L/C Issuers, the Administrative Agent or any other Person solely as a result of the operation of this Article X (except for the obligations of the Borrowers under the last sentence of Section 10.01(a)).

ARTICLE XI.

MISCELLANEOUS

11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of (i) the Required Lenders shall be necessary to amend the definition of “Default Rate” or (ii) the Required Revolving Credit Lenders to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e)    change (i) Section 8.03 or 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (ii) the order of such payments or prepayments or the reductions in the Commitments in any manner that adversely affects Lenders under a Facility without the written consent of (A) if such Facility is the Term Facility, the Required Term Lenders and (B) if such Facility if the Revolving Credit Facility, the Required Revolving Credit Lenders or (iii) Section 2.12(f) in an manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby;

(f)    amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender;

(g)    change (i) any provision of this Section or the definition of “Required Lenders,” “Required Revolving Credit Lenders” or “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, or (ii) the definition of “Required Revolving Credit Lenders” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility;

(h)    release or subordinate all or substantially all of the value of the Collateral (other than as authorized by Sections 9.10 or 11.21) without the written consent of each Lender;

(i)    release (i) either Borrower from its respective Obligations hereunder or under the Loan Documents, (ii) the Company from its Obligations as a Guarantor of the Obligations hereunder or under the Loan Documents, or (iii) other Guarantors comprising all or substantially all of the credit support, in each case (other than as authorized by Section 9.10) without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders may be effective with the consent of all Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or the principal owed to such Defaulting Lender reduced or the final maturity thereof extended without the consent of such Defaulting Lender, and (y) any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (B) any waiver, consent or other amendment to any term or provision of this Agreement necessary or advisable to effectuate the intent of Section 2.14 to provide an Incremental Facility shall be effective when executed by the Borrowers, the Administrative Agent and each Lender or other approved financial institution making such Incremental Facility.

11.02    Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Company or any other Loan Party, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any other Loan Party, any Lender or L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet; provided, however, that in no event shall any Agent Party have any liability to the Company, any other Loan Party, any Lender, or L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, any L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications, and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrowers shall, jointly and severally, pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent or any Lender or L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender or L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Indemnification by the Borrowers.

(i)    Whether or not the transactions contemplated hereby are consummated, the Borrowers shall, jointly and severally, indemnify and hold harmless the Administrative Agent (and any sub-agent thereof), each L/C Issuer, each Lender and each Related Party of any of the foregoing persons (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement (other than administration costs, fees or expenses incurred in the ordinary administration of this Agreement and the other Loan Documents related to the information postings, Committed Loan Notices, payment notices, billing, collection of Lender payments and the distribution of payments made by the Borrowers to the Administrative Agent for the benefit of the Lenders that have been paid and are contemplated by the Fee Letter), letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened (in writing) claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereof (all the foregoing collectively, the “Indemnified Liabilities”), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) for any loss asserted against it by another Indemnitee, provided that such asserted loss was not a result of the Company’s or its Subsidiaries’ own conduct. No Indemnitee shall be liable for any damages arising from the use by others of any Information or other materials obtained through IntraLinks or other similar Information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). THE FOREGOING INDEMNITY SHALL APPLY TO THE NEGLIGENCE OF THE INDEMNITEE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNITEE). Without limiting the provisions of Section 3.01(c), this Section 11.04(b)(i) shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(ii)    EACH INDEMNITEE AGREES WITH RESPECT TO ANY ACTION AGAINST IT IN RESPECT OF WHICH INDEMNITY MAY BE SOUGHT UNDER THIS SECTION 11.04, THAT SUCH INDEMNITEE WILL GIVE WRITTEN NOTICE OF THE COMMENCEMENT OF SUCH ACTION TO THE COMPANY WITHIN A REASONABLE TIME AFTER SUCH INDEMNITEE IS MADE A PARTY TO SUCH ACTION. UPON RECEIPT OF ANY SUCH NOTICE BY THE COMPANY, THE COMPANY, UNLESS SUCH INDEMNITEE SHALL BE ADVISED BY ITS COUNSEL THAT THERE ARE OR MAY BE LEGAL DEFENSES AVAILABLE TO SUCH INDEMNITEE THAT ARE DIFFERENT FROM, IN ADDITION TO, OR IN CONFLICT WITH, THE DEFENSES AVAILABLE TO THE COMPANY OR ANY OTHER LOAN PARTY, MAY PARTICIPATE WITH THE INDEMNITEE IN THE DEFENSE OF SUCH INDEMNIFIED MATTER; PROVIDED, HOWEVER, NOTHING PROVIDED HEREIN SHALL (i) ENTITLE THE COMPANY OR ANY OTHER LOAN PARTY TO ASSUME THE DEFENSE OF SUCH INDEMNIFIED MATTER OR (ii) REQUIRE THE CONSENT OF THE

COMPANY OR ANY OTHER LOAN PARTY FOR ANY SETTLEMENT OR ACTION IN RESPECT OF SUCH INDEMNIFIED MATTER, ALTHOUGH EACH INDEMNITEE AGREES TO CONFER AND CONSULT WITH THE COMPANY OR ANY OTHER LOAN PARTY BEFORE MAKING ANY SETTLEMENT OF SUCH INDEMNIFIED MATTER.

(c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, and acknowledge that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations under separate Facilities on a non-pro rata basis;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment or Revolving Credit Loans if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender or (ii) unfunded Term Commitment or any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender; and

(C)    the consent of each L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)    No Assignment Resulting in Additional Indemnified Taxes or Other Taxes. No assignment shall be made to any Person (other than an assignment at the request of the Company pursuant to Section 11.13) that would result in the imposition of Indemnified Taxes or Other Taxes in excess of the Indemnified Taxes or Other Taxes that would be imposed in the absence of such assignment unless the Company consents to such assignment or the proposed assignee agrees with the Company to treat such excess Indemnified Taxes and Other Taxes as Excluded Taxes; provided that this clause (vii) shall not apply after the occurrence and during the continuation of an Event of Default.

(viii)    Alternative Currencies. Unless at the time of any assignment an Event of Default shall have occurred and be continuing, no such assignment shall be made to any Person that cannot make Loans to the Borrowers in all Alternative Currencies then available to the Borrowers hereunder unless the Company consents to such assignment.

(ix)    Luxembourg Civil Code. The parties hereto hereby expressly accept and confirm, for the purpose of articles 1278 and seq. of the Luxembourg Civil Code that, notwithstanding any assignment, transfer and/or novation permitted under, and made in accordance with this Agreement or any other Loan Document, any Guaranty or Collateral given under this Agreement or pursuant to any other Loan Document shall be preserved for the benefit of any assignee or transferee.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, (and such agency being solely for tax purposes) shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of the Borrowers or the Administrative Agent (but with notice by such Lender to the Administrative Agent at least 5 Business Days prior to any such sale, which notice the Administrative Agent shall use commercially reasonable efforts to disclose to the Company prior to such sale), sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(d) with respect to any payments made by such Lender to its Participant(s).

(e)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(g)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)    Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by Bank of America, if any, and outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. Notwithstanding anything herein to the contrary and without limiting the foregoing, if at any time an L/C Issuer other than Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to such subsection (b) above, such L/C Issuer may, (i) upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such L/C Issuer. Such resigning L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by the resigning L/C Issuer, if any, and outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of such resigning L/C Issuer with respect to such Letters of Credit.

11.07    Treatment of Certain Information; Confidentiality.

(a)    Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are made by reference to either Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (x) any rating agency in connection with rating the Company or any of its Subsidiaries or the credit facilities provided hereunder, (y) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any L/C Issuer or the Swing Line Lender to deliver Borrower Materials or notices to the Lenders, or (z) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided hereunder, (viii) with the consent of the Company or (ix) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement to market data collectors, similar service providers to the lending industry and service provider to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b)    Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (i) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

(c)    Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under applicable Law. For the avoidance of doubt, the Loan Parties shall not be prohibited from filing annual, regular, periodic and special reports (including Forms 10K, 10Q and 8K) and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, which reports and statements may refer to this Agreement and any other Loan Documents, and to the names of the Administrative Agent and any Lender, and the Administrative Agent hereby consents to the filing by the Loan Parties of any such reports or statements; provided, however, in no event shall the Company disclose the fees provided for in the Fee Letter unless otherwise required by applicable Law.

(d)    Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of either Borrower or any other Loan Party against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company or the other applicable Loan Party. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent so limited.

11.13    Replacement of Lenders. If the Company is entitled to replace a Lender or Designated Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an

Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b) (other than in the case of the replacement of a Defaulting Lender or a Non-Consenting Lender);

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company, or the Foreign Borrower (in case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

In connection with the replacement of a Lender as provided herein, if the Lender to be replaced shall fail to deliver to the Administrative Agent a duly executed Assignment and Assumption with respect to such replacement within ten (10) Business Days of the date on which the replacement Lender executes and delivers the Assignment and Assumption to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

11.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS; PROVIDED THAT THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH LOAN PARTY SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW.

(b)    SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE

TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EITHER BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)    SERVICE OF PROCESS FOR FOREIGN BORROWER. WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE ALLOWED UNDER ANY RELEVANT LAW, THE FOREIGN BORROWER: (i) IRREVOCABLY APPOINTS THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE COURTS OF THE STATE OF TEXAS IN CONNECTION WITH ANY LOAN DOCUMENT AND (ii) AGREES THAT FAILURE BY A PROCESS AGENT TO NOTIFY THE FOREIGN BORROWER OF THE PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED. THE FOREIGN BORROWER EXPRESSLY AGREES AND CONSENTS TO THE PROVISIONS OF THIS SECTION 11.14(e).

11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender or Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent nor any Lender or Arranger has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute”, “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from a Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under Applicable Law).

11.20    Exceptions to Covenants. Neither the Company nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

11.21    Release and Reinstatement of Collateral.

(a)    Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if at any time (including after a Collateral Reinstatement Event shall have previously occurred) Collateral Release Event shall have occurred, then all Collateral (other than Cash Collateral) and the Security Instruments (other than Security Instruments entered into in connection with Cash Collateral) shall be released automatically and terminated without any further action. In connection with the foregoing, the Administrative Agent shall, at the Company’s sole expense and at the Company’s request, promptly execute and file in the appropriate location and deliver to the Company such termination and full or partial release statements or confirmation thereof, as applicable, and do such other things as are reasonably necessary to release the Liens to be released pursuant hereto promptly upon the effectiveness of any such release.

(b)    Notwithstanding clause (a) above, if Collateral Reinstatement Event shall have occurred, all Collateral and Security Instruments shall, at the Company’s sole cost and expense, be reinstated and all actions reasonably necessary, or reasonably requested by the Administrative Agent, to provide to the Administrative Agent for the benefit of the Secured Parties valid, perfected, first priority security interests (subject to Liens permitted under Section 7.01) in the Collateral (including without limitation the delivery of documentation and taking of actions of the type described in Sections 6.14 and 6.15) shall be taken within 30 days of such event, which 30 day period may be extended by the Administrative Agent in its sole discretion.

11.22    Limitation on Obligations of Foreign Obligors. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Foreign Obligor shall Guarantee or provide Collateral, or be deemed to have Guaranteed or provided Collateral, supporting or securing any Obligations other than Foreign Obligations.

11.23    Release of Guaranties and Collateral. Notwithstanding anything to the contrary contained in this Agreement, and without limitation of Section 11.21, each Secured Party that is a party hereto hereby agrees that:

(a)    upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and the expiration or termination of all Letters of Credit (other than any Letter of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), (i) any Lien on any Collateral (including Cash Collateral, except to the extent intended to remain in place with respect to Letters of Credit by agreement between the Company and the applicable L/C Issuer) shall be released and (ii) each Guarantor shall be released from its obligations under the applicable Guaranty, but only to the extent provided therein and, in any case, in accordance with the terms thereof;

(b)    any Lien on any asset constituting Collateral shall be released in the event that such asset is Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document; and

(c)    any Guarantor shall be released from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary as a result of a transaction or designation permitted hereunder, and any Lien on any asset of, or Equity Interests issued by, such Guarantor constituting Collateral shall be released as well.

In connection with the foregoing, and subject to Section 9.10 (including the right of the Administrative Agent to obtain confirmation thereof from the Required Lenders), the Administrative Agent shall, at the Company’s sole expense and at the Company’s request, (x) promptly execute and file in the appropriate location and deliver to the Company such termination and full or partial release statements or confirmations thereof, as applicable, and (y) do such other things as are reasonably necessary to release the Liens and Guarantees to be released pursuant hereto promptly upon the effectiveness of any such release.

11.24    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.25    Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Collateral Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 11.25 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.25 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Solely for purposes of the Commodity Exchange Act, each Qualified ECP Guarantor intends this Section 11.25 to constitute, and for such purposes this Section 11.25 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party.

11.26    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.27    Lender ERISA Representations. Each Lender as of the Second Amendment Closing Date represents and warrants as of the Second Amendment Closing Date to the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Company or any other Loan Party, that (1) such Lender is not and will not be (a) an employee benefit plan subject to Title I of ERISA, or (b) a plan or account subject to Section 4975 of the Code; (2) the assets of such Lender do not constitute “plan assets” within the meaning of Section 3(32) of ERISA; or (3) such Lender is not a “governmental plan” within the meaning of ERISA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMMERCIAL METALS COMPANY, as Borrower

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

CMC INTERNATIONAL FINANCE, S.Á R.L., as Borrower

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

CITIBANK, N.A.

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

THE ROYAL BANK OF SCOTLAND plc

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

COMPASS BANK

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

COŐPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

BRANCH BANKING AND TRUST COMPANY

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

BMO HARRIS BANK N.A.

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

SANTANDER BANK, N.A.

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement

UNICREDIT BANK AG, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Fourth Amended and Restated Credit Agreement